"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."


                              PACIFICARE OF CALIFORNIA
                        MEDICAL GROUP/IPA SERVICES AGREEMENT
                                 (SPLIT CAPITATION)


THIS PACIFICARE MEDICAL GROUP/IPA SERVICES AGREEMENT (this "Agreement") is made and entered into this First day of March, 1998, by and between PACIFICARE OF CALIFORNIA, INC., a California corporation ("PacifiCare"), and SIERRA MEDICAL GROUP ("Medical Group"), with reference to the following facts:

WHEREAS, PacifiCare operates various prepaid health plans for the provision of Covered Services to persons enrolled as Members in such plans in a manner consistent with the laws of the State of California and the United States; and

WHEREAS, Medical Group and its Participating Providers desire to participate in PacifiCare's prepaid health service delivery system by providing or arranging for Covered Services to Members on a prepaid basis in coordination with PacifiCare and its Participating Providers under the terms specified in this Agreement.

NOW, THEREFORE, it is agreed as follows:

                                     ARTICLE 1
                                    DEFINITIONS

Whenever used in this Agreement, the following terms shall have the definitions contained in this Article 1:

1.1 ACCREDITATION ORGANIZATION is any organization, including, without limitation, the National Committee for Quality Assurance (NCQA), engaged in accrediting or certifying PacifiCare, any Managed Care Plans, or any Participating Providers.

1.2 AGREEMENT is this Medical Group/IPA Services Agreement between PacifiCare and Medical Group, and any amendments, exhibits and attachments hereto, including Product Attachments.

1.3 BASE AGREEMENT is this Medical Group/IPA Services Agreement between PacifiCare and Medical Group, and any amendments, exhibits and attachments hereto, excluding Product Attachments.

1.4 CAPITATION PAYMENTS are monthly payments made to Medical Group on a prepaid basis for Covered Services provided or arranged by Medical Group under this Agreement.

1.5 COMMENCEMENT DATE is the commencement date of this Agreement as specified in Section 6.1.

1.6 COPAYMENT is a fee that may be charged to Medical Group Members for certain Medical Group Services and collected by Medical Group or its Participating Providers at the time Medical Group Services are provided, as set forth in the applicable Managed Care Plan.

1.7 COST OF CARE is the valuation of Covered Services and other health care services provided or arranged by Medical Group, as described in Section 5.7.

1.8 COVERED SERVICES are those medically necessary health care services, supplies and benefits which are required by a Member as determined by Medical Group or PacifiCare in accordance with the Member's Managed Care Plan and PacifiCare's Quality Improvement Program and Utilization Management Program. For purposes of this Agreement, "medically necessary" shall have the meaning set forth in the applicable Subscriber Agreement.

1.9 DIVISION OF FINANCIAL RESPONSIBILITY is the matrix for each Managed Care Plan which specifies the financial responsibility of PacifiCare, Medical Group and Hospital for Covered Services. The Division of Financial Responsibility for each Managed Care Plan is set forth in Attachment A.

1.10 ELIGIBILITY LIST is the list of Members for whom Medical Group shall provide or arrange Covered Services.

1.11 EMERGENCY SERVICES are Covered Services required by a Member as the result of a medical condition manifesting itself by the sudden onset of symptoms of sufficient severity, which may include severe pain, such that a reasonable person would expect the absence of immediate medical attention to result in: (1) placing the health of the Member in serious jeopardy; (2) serious impairment to bodily functions; or (3) serious dysfunction of any bodily part. The final determination of whether Emergency Services were required shall be made by the PacifiCare medical director or designee, subject to appeal under the applicable Member appeals procedure.

1.12 GOVERNMENT AGENCY shall mean any local, state or federal government agency or entity with regulatory or other authority over PacifiCare, this Agreement or any Managed Care Plan.

1.13 HOSPITAL is the licensed acute care hospital (or hospitals), identified in EXHIBIT 1 to this Agreement, which has (or have) entered into a written agreement with PacifiCare to provide Hospital Services to Medical Group Members assigned to Hospital in the Medical Group Service Area.

1.14 HOSPITAL SERVICES are Covered Services for Medical Group Members assigned to Hospital which are the financial responsibility of Hospital, as specified in the Division of Financial Responsibility for each Managed Care Plan (as set forth in Attachment A).

1.15 MANAGED CARE PLAN is any one of the various health plans or products sponsored or administered by PacifiCare or its subsidiaries or affiliates including, without limitation, a commercial prepaid health plan ("PacifiCare Commercial Health Plan"), a commercial point-of-service plan ("PacifiCare Commercial POS Health Plan"), a Medicare-risk plan ("Secure Horizons Health Plan") and a Medicare-risk point-of-service plan ("Secure Horizons POS Health Plan"). Each Managed Care Plan is described in the applicable Subscriber Agreement and Product Attachment. PacifiCare may make available some, and not all, of the Managed Care Plans under this Agreement.

1.16 MEDICAL GROUP SERVICE AREA is the geographic area as defined in EXHIBIT 1 to this Agreement.

1.17 MEDICAL GROUP FACILITY is each office of Medical Group and its Participating Providers, identified in EXHIBIT 1 to this Agreement, where Medical Group Services may be provided to Medical Group Members.

1.18   MEDICAL GROUP MEMBERS are the Members listed on the Eligibility List.

1.19 MEDICAL GROUP SERVICES are Covered Services for Medical Group Members which are the financial responsibility of Medical Group, as specified in the Division of Financial Responsibility for each Managed Care Plan (as set forth in Attachment A).

1.20 MEMBER is an individual who is enrolled in a Managed Care Plan and meets all the eligibility requirements for membership in the Managed Care Plan and for whom the applicable Premium has been received by PacifiCare.

1.21 OUT-OF-AREA MEDICAL SERVICES are those Urgently Needed Services and Emergency Services provided while a Member is outside the Medical Group Service Area which would have been the financial responsibility of Medical Group had the services been provided within the Medical Group Service Area.

1.22 PARTICIPATING PROVIDERS are (i) physicians and health care professionals who are shareholders, partners or employees of Medical Group and (ii) physicians, medical groups, individual practice associations ("IPA"), health care professionals, hospitals, facilities and other providers of health care services or supplies that have entered into written contracts with PacifiCare, Medical Group or Hospital to provide Covered Services to Members pursuant to Managed Care Plans.

1.23 PREMIUM is the payment for Covered Services under each Managed Care Plan as defined in the applicable Product Attachment.

1.24 PRIMARY CARE PHYSICIAN is any of Medical Group's Participating Providers who meet PacifiCare's criteria for providing initial and primary care Covered Services to Medical Group Members, for maintaining the continuity of patient care, and for initiating and coordinating referrals for Covered Services to Medical Group Members.

1.25 PRODUCT ATTACHMENTS are the attachments to the Base Agreement which set forth the terms and conditions under which Medical Group shall provide or arrange Covered Services to Medical Group Members pursuant to the Managed Care Plans. All Product Attachments which are signed by both PacifiCare and Medical Group shall become a part of this Agreement and are incorporated herein.

1.26 PROVIDER MANUAL is the PacifiCare Provider Policies and Procedures Manual and related written materials which shall be provided to Medical Group by PacifiCare prior to or concurrent with the execution of this Agreement. The Provider Manual is incorporated into this Agreement, and may be updated from time to time by PacifiCare as provided in this Agreement.

1.27 QUALITY MANAGEMENT AND IMPROVEMENT ("QI") PROGRAM are those standards, protocols, policies and procedures adopted by PacifiCare to monitor and improve the quality of clinical care and quality of services provided to Members. The QI Program is described in the Provider Manual, and may be updated from time to time by PacifiCare as provided in this Agreement.

1.28 STATE AND FEDERAL LAW shall mean any and all laws and regulations of the State of California or of the United States which are applicable to PacifiCare, this Agreement, Managed Care Plans, and Medical Group and its Participating Providers.

1.29 SUBSCRIBER AGREEMENT is the contract between PacifiCare and a Subscriber or Subscriber Group which describes the costs, benefits or services, procedures, conditions, limitations, exclusions, and other obligations to which Members are entitled and subject to under a Managed Care Plan. A copy of the current standard form Subscriber Agreement for each Managed Care Plan shall be provided to Medical Group by PacifiCare concurrent with the execution of each Product Attachment, and may be updated from time to time by PacifiCare.

1.30 SUBSCRIBER OR SUBSCRIBER GROUP is the individual or employer, organization, firm or other entity which contracts with PacifiCare under a Subscriber Agreement to obtain the benefits of a Managed Care Plan.

1.31 URGENTLY NEEDED SERVICES are Covered Services under a Managed Care Plan which are required without delay in order to prevent the serious deterioration of a Member's health as a result of an unforeseen illness or injury while the Member is temporarily outside the PacifiCare Service Area (that is, the geographic area in which PacifiCare is licensed in the State of California to offer each Managed Care Plan).

1.32 UTILIZATION MANAGEMENT ("UM") PROGRAM are those standards, protocols, policies and procedures adopted by PacifiCare regarding the management, review and approval of the provision of Covered Services to Members. The UM Program is described in the Provider Manual, and may be updated from time to time by PacifiCare as provided in this Agreement.

                                      ARTICLE 2
                               DUTIES OF MEDICAL GROUP

2.1 PROVIDE OR ARRANGE COVERED SERVICES. Medical Group, through its Participating Providers, shall provide or arrange Covered Services in the Medical Group Service Area to Medical Group Members, in coordination with PacifiCare and PacifiCare's Participating Providers and in accordance with the terms and conditions set forth in this Agreement and the Managed Care Plans. Medical Group shall be financially responsible for Medical Group Services. The primary concern of Medical Group and its Participating Providers under this Agreement shall be the quality of Covered Services provided to or arranged for Medical Group Members. Nothing stated in this Agreement shall be interpreted to diminish this responsibility.

2.2 PROFESSIONAL STANDARDS. All Covered Services provided or arranged by Medical Group shall be provided or arranged by duly licensed, certified or otherwise authorized professional personnel and at physical facilities in accordance with (i) the generally accepted medical and surgical practices and standards prevailing in the applicable professional community at the time of treatment, (ii) the provisions of PacifiCare's QI Program and UM Program,
       (iii) the requirements of State and Federal Law and (iv) the standards of Accreditation Organizations.

       2.2.1 LICENSURE OF MEDICAL GROUP. Medical Group is legally organized and incorporated under the laws of the State of California. Medical Group shall maintain in good standing at all times during the term of this Agreement any and all licenses, certificates and/or approvals required under State and Federal Law for the performance by Medical Group of the duties required by this Agreement.

       2.2.2 LICENSURE/CERTIFICATION OF MEDICAL GROUP'S PARTICIPATING PROVIDERS. Each of Medical Group's Participating Providers shall maintain in good standing at all times during the term of this Agreement the necessary licenses or certifications required by State and Federal Law and by the Managed Care Plans to provide Covered Services to Medical Group Members.

       2.2.3 HOSPITAL PRIVILEGES FOR MEDICAL GROUP'S PARTICIPATING PROVIDERS. Unless otherwise specified by Medical Group and approved by PacifiCare for specific Participating Providers, Group shall make best efforts to ensure that each of Medical Group's Participating Providers who is a physician shall maintain in good standing at all times during the term of this Agreement medical staff membership and clinical privileges at Hospital necessary to provide or arrange Covered Services to Medical Group Members.

2.3 MEDICAL GROUP'S PARTICIPATING PROVIDERS. Medical Group shall have a sufficient number of Participating Providers throughout the Medical Group Service Area to provide or arrange Covered Services and meet the needs of PacifiCare and Medical Group Members as determined by PacifiCare's QI Program and in accordance with State and Federal Law. Medical Group's Participating Providers shall provide or arrange Covered Services, including Emergency Services, to Medical Group Members twenty four (24) hours a day, seven (7) days a week. Medical Group's Participating Providers must meet PacifiCare's credentialing standards and must be approved by PacifiCare before providing or arranging Covered Services to Medical Group Members.

       2.3.1 PARTICIPATING PROVIDER INFORMATION. Medical Group shall provide PacifiCare with a complete list of its Participating Providers, together with the provider specific information required by PacifiCare for credentialing and for administration of the Managed Care Plans, at the time this Agreement is signed.

       2.3.2 NOTICE OF PARTICIPATING PROVIDER ADDITIONS. Medical Group shall use its best efforts to provide at least sixty (60) calendar days prior written notice to PacifiCare of the addition of any new Participating Providers. Such notice shall include the provider specific information required by PacifiCare. All new Participating Providers must be approved by PacifiCare before providing or arranging Covered Services to Medical Group Members. PacifiCare shall use its best efforts to approve new Participating Providers as quickly as possible after receiving the written notice from Medical Group.

       2.3.3 NOTICE OF PARTICIPATING PROVIDER TERMINATIONS. Medical Group shall provide sixty (60) calendar days prior written notice to PacifiCare of the termination of any of its Participating Providers; provided, however, that if any Participating Providers are terminated with less than sixty (60) calendar days notice, then Medical Group shall provide written notice to PacifiCare within five (5) business days of Medical Group becoming aware of such termination. Notwithstanding the termination of any Participating Providers, Medical Group shall remain responsible for providing or arranging Covered Services through its remaining Participating Providers and shall remain financially responsible for Medical Group Services provided to Medical Group Members under this Agreement.

       2.3.4 RESTRICTION, SUSPENSION OR TERMINATION OF PARTICIPATING PROVIDERS. Medical Group shall, as warranted, immediately restrict, suspend or terminate its Participating Providers from providing or arranging Covered Services to Medical Group Members in the following circumstances: (i) the Participating Provider ceases to meet the licensing/certification requirements or other professional standards described in this Agreement; (ii) PacifiCare or Medical Group reasonably determines that there are serious deficiencies in the professional competence, conduct or quality of care of the Participating Provider which affects or could adversely affect the health or safety of Medical Group Members; or (iii) PacifiCare reasonably demands that the Participating Provider be restricted, suspended or terminated. Medical Group shall immediately notify PacifiCare of any of its Participating Providers who cease to meet the licensing/certification requirements or other professional standards described in this Agreement and Medical Group's actions under this Section. If Medical Group fails to act as required by this Section with respect to any of its Participating Providers, PacifiCare shall have the right to immediately prohibit such Participating Providers from continuing to provide Covered Services to Medical Group Members.

       2.3.5 CHANGES IN CAPACITY. Medical Group and its Participating Providers will continue to accept Members enrolled by PacifiCare for so long as Medical Group and its Participating Providers have the capacity to provide and arrange Covered Services under this Agreement and for so long as Medical Group continues to accept new patients from any HMO or other prepaid health plan. Medical Group shall provide at least ninety (90) calendar days prior written notice to PacifiCare of any significant changes in the capacity of Medical Group to provide or arrange Covered Services that would prevent Medical Group from accepting additional Members. A significant change in capacity includes, without limitation, the following: (i) inability of Medical Group to properly serve additional Members due to a lack of Primary Care Physicians or other Participating Providers; (ii) inability of any one of Medical Group's Primary Care Physicians or other Participating Providers to serve additional Members; or (iii) closure of any Medical Group Facility. PacifiCare may continue to enroll Members with Medical Group until the expiration of the notice period required under this Section, and in such event, Medical Group and its Primary Care Physicians and other Participating Providers shall continue to accept such Members. PacifiCare shall discontinue the enrollment of Members with Medical Group upon expiration of the notice period required under this Section until such time, if any, that Medical Group provides written notification to PacifiCare that it has the capacity to accept new Members.

2.4 MEDICAL GROUP'S SUBCONTRACTS WITH PARTICIPATING PROVIDERS. Medical Group shall demonstrate and certify to PacifiCare prior to the Commencement Date and upon PacifiCare's written request at any time during the term of this Agreement (in the format specified by PacifiCare) that its subcontracts with Participating Providers comply with requirements of this Agreement. Medical Group shall amend any and all of its existing subcontracts with Participating Providers which do not comply with this Agreement within ninety (90) calendar days following the execution of this Agreement and shall provide PacifiCare with written certification thereof.

       2.4.1 COMPLIANCE WITH PROVISIONS OF AGREEMENT. Medical Group's subcontracts with Participating Providers shall be in writing. All such subcontracts shall be consistent with the terms and conditions of this Agreement (including the Product Attachments) and shall meet PacifiCare's requirements for Participating Provider subcontracts. If this Agreement is amended or modified, all such subcontracts shall be amended or modified within sixty
               (60) calendar days to be consistent with such amendments or modifications.

       2.4.2 COMPLIANCE WITH STANDARDS OF ACCREDITATION ORGANIZATIONS AND REQUIREMENTS OF STATE AND FEDERAL LAW. Medical Group's subcontracts with Participating Providers shall comply with the standards of Accreditation Organizations and requirements of State and Federal Law. If there are changes in such standards and/or requirements, Medical Group shall amend its subcontracts with Participating Providers to comply with such changes within thirty (30) calendar days following notice thereof from PacifiCare.

       2.4.3 ACCESS BY PACIFICARE, ACCREDITATION ORGANIZATIONS AND GOVERNMENT AGENCIES TO SUBCONTRACTS AND BOOKS AND RECORDS OF PARTICIPATING PROVIDERS. Medical Group shall make available for inspection, examination and copying by PacifiCare, Accreditation Organizations and Government Agencies during normal business hours (i) its Participating Provider subcontracts and (ii) books and records of its Participating Providers relating to Covered Services provided to Medical Group Members. Unless shorter notice is specified by a Government Agency, PacifiCare shall provide Medical Group with two (2) business days prior written notice of any inspection, examination and copying under this Section. Any such inspection, examination and copying shall be conducted consistent with State and Federal Law. Copies of subcontracts and the books and records of Participating Providers shall be maintained for at least five (5) years from the close of the fiscal year in which the Covered Services were provided.

       2.4.4 MEDICAL GROUP'S RESPONSIBILITY FOR PROVIDING OR ARRANGING COVERED SERVICES. Notwithstanding the existence of Medical Group's subcontracts with its Participating Providers, Medical Group shall remain responsible for satisfying the obligations of Medical Group set forth in this Agreement. If any of Medical Group's subcontracts with Participating Providers are terminated, Medical Group shall remain responsible for providing or arranging Covered Services through its remaining Participating Providers and shall remain financially responsible for Medical Group Services provided to Medical Group Members under this Agreement.

2.5 ACCEPTANCE AND TRANSFER OF MEMBERS. Medical Group and its Participating Providers may not impose any limitations on the acceptance of Members for care or treatment that are not imposed on other patients. PacifiCare, Medical Group and its Participating Providers shall not request, demand, require or seek directly or indirectly the transfer, discharge or removal of any Member for reasons of Member's need for, or utilization of, Covered Services, except in accordance with the procedures established for such action. Medical Group and its Participating Providers shall not refuse or fail to provide or arrange Covered Services to any Member.

       PacifiCare and Medical Group shall exercise reasonable efforts in following the procedures for transfer, discharge or removal of Members as set forth in the Provider Manual. Nevertheless, PacifiCare may require transfer of Medical Group Members for any reason, and Medical Group may request that PacifiCare transfer Medical Group Members to another of PacifiCare's Participating Providers if Medical Group is unable to provide Covered Services required by this Agreement for reasons related to capacity of Medical Group and its Participating Providers. In addition, Medical Group may request that PacifiCare transfer a Medical Group Member to another of PacifiCare's Participating Providers in the event of a material breakdown in the physician-patient relationship. PacifiCare shall evaluate such requests considering the best interests of the Member. In the event PacifiCare grants a request for transfer of a Member by Medical Group, the transfer shall not be effective until the end of the month following the month in which the Member receives notice of transfer, unless the Member agrees to an earlier transfer and PacifiCare has made arrangements with another of PacifiCare's Participating Providers to accept the Member.

2.6 MEDICAL RECORDS. Medical Group and its Participating Providers shall maintain all patient medical records relating to Covered Services provided to Members, in such form and containing such information as required by the QI Program, Accreditation Organizations and State and Federal Law. Medical records shall be maintained in a manner that is current, detailed, organized and permits effective patient care and quality review by Medical Group and PacifiCare pursuant to the QI Program. Medical records shall be maintained in a form and physical location which is accessible to Medical Group's Participating Providers, PacifiCare, Government Agencies and Accreditation Organizations. Upon reasonable request and within the time frame requested, Medical Group and its Participating Providers shall provide to PacifiCare, at Medical Group's or Participating Provider's expense, copies of Member medical records for purposes of conducting quality assurance, case management and utilization reviews, credentialing and peer review, claims processing, verification and payment, resolving Member grievances and appeals and other activities reasonably necessary for the proper administration of the Managed Care Plans consistent with State and Federal Law. If Medical Group or its Participating Providers do not provide copies of Member medical records to PacifiCare within the time frame requested, Medical Group and its Participating Providers shall allow PacifiCare immediate access to such medical records for onsite copying and shall reimburse PacifiCare for the actual copying expense. Medical Group and its Participating Providers shall maintain the confidentiality of all Member medical records and treatment information in accordance with State and Federal Law. Medical records shall be retained by Medical Group and its Participating Providers for at least five (5) years following the provision of Covered Services and as required by State and Federal Law. The provisions of this Section shall survive termination of this Agreement for the period of time required by State and Federal Law.

2.7 INSURANCE. Medical Group, at its sole cost and expense, shall maintain throughout the term of this Agreement and for a period of four years following termination of this Agreement, professional liability insurance (i.e., medical malpractice insurance) and managed care errors and omissions insurance in the minimum amount of one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) annual aggregate, the annual aggregate to apply separately for each physician and health care practitioner who is insured under the policy (or policies) purchased by Medical Group. If the policy (or policies) is canceled or not renewed and coverage is provided on a claims-made basis, Medical Group agrees to exercise any option contained in the policy (or policies) to extend the reporting period to the maximum period permitted under the policy (or policies); provided, however, that Medical Group need not exercise such option if the superseding insurer will accept all prior claims.

       Medical Group, at its sole cost and expense, shall also maintain throughout the term of this Agreement, workers' compensation insurance as required by the State of California and general liability insurance, including but not limited to premises, personal injury and contractual liability insurance, in a minimum amount of one million dollars ($1,000,000) per occurrence, combined single limit, bodily injury and property damage, to insure Medical Group and its employees, agents, and representatives against claims for damages arising by reason of (i) personal injuries or death occasioned in connection with the performance of any Covered Services provided under this Agreement, (ii) the use of any property and facilities of the Medical Group, and (iii) activities performed in connection with this Agreement.

       Medical Group's Participating Providers who are not insured under the Medical Group's policy (or policies) shall maintain the same insurance coverage required of Medical Group under this Section, unless otherwise consented to by PacifiCare in writing.

       All insurance required under this Agreement shall be provided by insurers who meet PacifiCare's standards. A certificate of insurance shall be issued to PacifiCare prior to the Commencement Date and upon the renewal of the insurance coverage specified in this Section. The certificate shall provide that PacifiCare shall receive thirty (30) days prior written notice of cancellation or material reduction in the insurance coverage specified in this Section. Notwithstanding any other provision of this Agreement, failure to provide the certificate of insurance when requested by PacifiCare shall be grounds for immediate termination of this Agreement.

2.8 FINANCIAL STATEMENTS. Medical Group shall allow PacifiCare access, within forty five (45) calendar days of the end of each calendar quarter, to Medical Group's quarterly financial statements, which shall include a balance sheet, statement of income and statement of cash flow (the "Financial Statements") prepared in accordance with generally-accepted accounting principles. Such quarterly Financial Statements shall be certified by the chief financial officer of Medical Group as accurately reflecting the financial condition of Medical Group for the period indicated. In addition, Medical Group shall provide to PacifiCare, within forty five (45) calendar days of the end of each fiscal year, or upon completion of audit if later, copies of its audited annual Financial Statements.

2.9    ADMINISTRATIVE REQUIREMENTS

       2.9.1 ADMINISTRATIVE GUIDELINES. Medical Group agrees to perform its duties under this Agreement in accordance with the administrative guidelines, policies and procedures set forth in the Provider Manual and State and Federal Law. Medical Group shall be responsible for distributing copies of the Provider Manual, as necessary, to its Participating Providers.

       2.9.2 MEDICAL DIRECTOR, HEALTH PLAN COORDINATOR, QUALITY. IMPROVEMENT COMMITTEE AND UTILIZATION MANAGEMENT COMMITTEE. Medical Group shall designate one of its Participating Providers who is a physician or osteopath to act as Medical Group's Medical Director and shall designate an individual to act as the health plan coordinator with PacifiCare. The duties of Medical Group's Medical Director and health plan coordinator shall be set forth in the Provider Manual. In addition, Medical Group shall establish and maintain a quality improvement committee and a utilization management committee to assist PacifiCare in implementing the QI Program and UM Program with respect to Medical Group Members.

       2.9.3 PARTICIPATION IN PACIFICARE ORIENTATION AND TRAINING PROGRAMS. Medical Group shall require its administrative personnel and its Participating Providers to participate in PacifiCare's orientation and training programs.

       2.9.4 ENCOUNTER DATA. Medical Group shall maintain and provide to PacifiCare, no later than the fifteenth (15th) day of each month,
               (i) the utilization data pertaining to Covered Services which are provided directly by Medical Group and its Participating Providers and (ii) the utilization data pertaining to Covered Services which are paid for by Medical Group during the preceding month, including data not provided in the most recent submission, as required by PacifiCare (the "Encounter Data"). Medical Group shall submit Encounter Data in accordance with the procedures and standards established by PacifiCare. Medical Group shall submit Encounter Data in an electronic format acceptable to PacifiCare.

               For each month in which Medical Group fails to submit Encounter Data described above in this Section, PacifiCare shall deduct
               [ ** ] of the Medical Group's Capitation Payment until such data is submitted. PacifiCare shall provide 15 days written notice of intent to implement [ ** ] deduction in Capitation Payment

       2.9.5 OTHER DATA AND INFORMATION. Medical Group shall maintain and provide to PacifiCare, upon written request, any and all information required by PacifiCare, State and Federal Law, Government Agencies or Accreditation Organizations for the administration of Managed Care Plans. Medical Group shall submit such information and data to PacifiCare in the format and within the time periods specified by PacifiCare.

2.10 MEDICAL GROUP'S FAILURE TO COMPLY WITH AGREEMENT, PROVIDER MANUAL OR MANAGED CARE PLANS. If Medical Group fails to comply with any provision(s) of this Agreement, the Provider Manual or the Managed Care Plans, PacifiCare may provide written notice of such failure to Medical Group, specifying a date at least forty five (45) days following the date of the notice by which Medical Group must be in compliance with such provision(s), as reasonably determined by PacifiCare. If Medical Group fails to comply with such provision(s) by the date specified in the notice, PacifiCare shall have the right to cease marketing efforts on behalf of Medical Group and/or discontinue enrollment of Members with Medical Group until such time as Medical Group complies with such provision(s), as reasonably determined by PacifiCare. In addition, PacifiCare shall have the right to either (i) collect from Medical Group or (ii) offset against amounts due Medical Group under this Agreement, any penalties or other monetary amounts payable by PacifiCare to Government Agencies, Subscriber Groups, Participating Providers or any other health care providers as a result of Medical Group's failure to comply with any provision(s) of this Agreement, the Provider Manual or Managed Care Plans. PacifiCare's rights and remedies under this Section shall be in addition to all other rights and remedies available to PacifiCare to enforce this Agreement, including the right of termination.

2.11 RECIPROCITY ARRANGEMENTS. If any Member who is not a Medical Group Member or if any individual who is enrolled in a benefit plan and program of any PacifiCare affiliated entity ("PacifiCare Affiliate") receives services or treatment from Medical Group or its Participating Providers, Medical Group or the Participating Provider agrees to bill PacifiCare or the PacifiCare Affiliate (or their respective designees), as applicable, at billed charges and to accept the Cost of Care amount less any applicable Copayments, coinsurance, and/or deductibles as payment in full for such services or treatment. PacifiCare or the PacifiCare Affiliate will process payment for such services or treatment in accordance with the payment procedures for the applicable benefit plan or program.

       If any Medical Group Member receives Covered Services from a PacifiCare Participating Provider or PacifiCare Affiliate contracted provider, PacifiCare shall, where contractually available, provide reciprocity to Medical Group at PacifiCare rates for such Covered Services. Medical Group shall comply with the procedures established by PacifiCare or the PacifiCare Affiliate for reimbursement of such Covered Services.

       Only medically appropriate Covered Services, as determined by PacifiCare, shall be subject to the reciprocity arrangement specified in this Section. Medical Group shall abide by all provisions of this Agreement relating to non-billing of Members with respect to all services and treatment subject to this reciprocity arrangement.

2.12 HOSPITAL ADMISSIONS. In recognition of the need for coordination of Covered Services provided to Medical Group Members and to ensure continuity and quality of care, Medical Group agrees to utilize Hospital as the provider of Hospital Services for Medical Group Members, subject to the following exceptions:

       (i) Medical Group Members admitted for Emergency Services or Urgently Needed Services;

       (ii) Medical Group Members requiring Hospital Services not available at Hospital; and

       (iii) Medical Group Members directed to any other PacifiCare Participating Provider in accordance with PacifiCare's Utilization Management Program.

       Notwithstanding the foregoing, Medical Group Member requests for treatment at another PacifiCare Participating Provider may be granted due to limited Hospital bed capacity or if such request is in the Member's best interest, as determined by PacifiCare.

2.13 OUT-OF-AREA MEDICAL SERVICES. Medical Group shall manage and coordinate Out-of-Area Medical Services. Medical Group shall cooperate fully with PacifiCare in providing information that may be required for transferring Members back into the Medical Group Service Area, including promptly notifying PacifiCare of known or suspected Out-of-Area Medical Services, and shall accept the prompt transfer of Members to the care of Medical Group and its Participating Providers following the receipt of Out-of-Area Medical Services.

                                      ARTICLE 3
                         ADMINISTRATIVE DUTIES OF PACIFICARE

3.1 ADMINISTRATION AND PROVISION OF DATA. PacifiCare shall perform administrative, accounting, enrollment, eligibility verification and other functions necessary for the administration and operation of the Managed Care Plans. PacifiCare shall provide Medical Group with management information and data reasonably necessary to carry out the terms and conditions of this Agreement and for the operation of the Managed Care Plans.

3.2 MARKETING. PacifiCare shall make reasonable efforts to market the Managed Care Plans. Medical Group agrees that PacifiCare may, in its discretion, use Medical Group's name, address and telephone number as well as the names, addresses and telephone numbers and specialties of its Participating Providers in PacifiCare's marketing and informational materials including, without limitation, PacifiCare's directory of Participating Providers. Nothing in this Agreement shall be deemed to require PacifiCare to conduct any specific marketing activities on behalf of Medical Group and its Participating Providers or to identify Medical Group or its Participating Providers in any specific PacifiCare marketing or informational materials.

3.3 ENROLLMENT AND ASSIGNMENT OF MEMBERS. PacifiCare shall be responsible for distributing the PacifiCare Enrollment Packet to all Members upon enrollment and at open enrollment periods. PacifiCare shall provide benefit information to Members concerning the type, scope and duration of benefits to which Members are entitled under the Managed Care Plans. Nothing in this Agreement shall be construed to require PacifiCare to assign any minimum or maximum number of Members to Medical Group or to utilize Medical Group for any Members in the Medical Group Service Area.

3.4 ELIGIBILITY INFORMATION. PacifiCare shall provide the Eligibility List to Medical Group on or about the fifteenth (15th) day of each month.

3.5 BENEFIT DESIGN AND INTERPRETATION; COVERAGE DECISIONS. PacifiCare shall be solely responsible for the benefit design of all Managed Care Plans, including establishing benefits, Premiums and Copayments. PacifiCare shall be solely responsible for interpreting the terms of and making final coverage determinations under the Managed Care Plans.

3.6 CASE MANAGEMENT. PacifiCare shall manage and coordinate Covered Services for Medical Group Members (including Emergency Services and Urgently Needed Services) with complex medical conditions to ensure that care is provided in a manner which encourages quality, continuity of care and cost-effectiveness ("Case Management"). Medical Group shall cooperate fully with PacifiCare in providing information that may be required in determining the need for Case Management and in the transfer of Medical Group Members to designated PacifiCare Participating Providers for cost effective care.

                                      ARTICLE 4
                            MANAGED CARE PROGRAM SERVICES

4.1 MANAGED CARE PROGRAM SERVICES. PacifiCare shall be accountable for the performance of the following services for all Managed Care Plans: (i) quality management and improvement, (ii) utilization management, (iii) credentialing, (iv) member rights and responsibilities, (v) preventive health services, (vi) medical record review and (vii) payment and processing of claims (collectively, "Managed Care Program Services"). Medical Group and its Participating Providers shall participate, cooperate and comply with PacifiCare in the performance of all Managed Care Program Services. Specific activities related to utilization management, credentialing and claims processing may be delegated by PacifiCare to Medical Group in accordance with the provisions of this
       Article 4. Before the performance of any activities is delegated to Medical Group, PacifiCare shall conduct a comprehensive audit of Medical Group's ability and administrative capacity to perform such activities. Medical Group shall provide all reasonable documentation requested by PacifiCare and shall provide PacifiCare representatives with on-site access to Medical Group's facilities and personnel for purposes of conducting such audit.

       4.1.1 QUALITY MANAGEMENT AND IMPROVEMENT. PacifiCare shall maintain an ongoing Quality Management and Improvement Program ("QI Program") to assess and improve the quality of clinical care and the quality of service provided to Members under the Managed Care Plans. The QI Program shall be maintained in accordance with the requirements of State and Federal Law and the standards of Accreditation Organizations. Medical Group and its Participating Providers shall participate, cooperate and comply with the QI Program.

               Medical Group shall, at the written request of PacifiCare, make available its Participating Providers who are physicians to serve on PacifiCare's QI Committee. Medical Group shall establish and maintain an independent quality improvement committee which shall meet as frequently as necessary, but at least monthly. A member of the PacifiCare medical services staff may participate in Medical Group's quality improvement committee meetings. Medical Group shall keep minutes of its quality improvement committee meetings, a copy of which shall be made available to PacifiCare upon ten (10) days written notice by PacifiCare to Medical Group. If the functions of the quality improvement committee are performed by the Medical Group's utilization review committee, each committee must hold separately convened meetings and the minutes of each meeting must be separately maintained.

               Medical Group shall develop and provide to PacifiCare for its review and approval written procedures for focused review or remedial action whenever it is determined by PacifiCare's QI Committee that inappropriate or substandard Covered Services have been furnished or Covered Services that should have been furnished have not been furnished. Upon request, PacifiCare shall assist Medical Group in the formulation of such focused review and remedial procedures.

       4.1.2 UTILIZATION MANAGEMENT. PacifiCare shall maintain an ongoing Utilization Management Program ("UM Program") to address pre-authorization, concurrent and retrospective review of the quality, appropriateness, level of care and utilization of all Covered Services provided or to be provided to Members under the Managed Care Plans. The UM Program shall be maintained in accordance with the requirements of State and Federal Law and the standards of Accreditation Organizations. Medical Group and its Participating Providers shall participate, cooperate and comply with the UM Program.

        Medical Group shall establish and maintain a utilization review committee which shall meet as frequently as necessary, but at least weekly. A member of the PacifiCare medical services staff may participate in Medical Group's utilization review committee meetings. Medical Group shall keep minutes of its utilization review committee meetings, a copy of which shall be made available to PacifiCare upon ten (10) days written notice by PacifiCare to Medical Group. Medical Group's utilization review committee shall review elective referrals and hospital and skilled nursing facility admissions on a prospective basis, and Emergency Services and Urgently Needed Services requiring hospital admissions on a retrospective basis. The committee shall also be responsible for monitoring patterns of care, isolating inappropriate utilization and performing other management and review duties as specified in the UM Program.

4.1.3 CREDENTIALING. PacifiCare shall maintain standards, policies and procedures for credentialing and recredentialing physicians, hospitals and other health care professionals and facilities that provide Covered Services to Members under the Managed Care Plans ("Credentialing Program"). The Credentialing Program shall be maintained in accordance with the requirements of State and Federal Law and the standards of Accreditation Organizations. Medical Group and its Participating Providers shall participate, cooperate and comply with PacifiCare's Credentialing Program.

4.1.4 MEMBER RIGHTS AND RESPONSIBILITIES. PacifiCare shall inform Members of their rights and responsibilities under each Managed Care Plan, provide Members with membership cards and member handbooks, distribute periodic communications to Members, process Member complaints and grievances and respond to inquiries and requests from Members regarding Managed Care Plans (collectively "Member Services"). Medical Group and its Participating Providers shall participate, cooperate and comply with PacifiCare's Member Services activities.

4.1.5 PREVENTIVE HEALTH SERVICES. PacifiCare shall develop preventive health guidelines for the prevention and early detection of illness and disease ("Preventive Health Guidelines') and shall encourage Members to use preventive health services. The Preventive Health Guidelines shall be maintained in accordance with the standards of Accreditation Organizations and shall be distributed to Participating Providers. Medical Group and its Participating Providers shall provide preventive health services to Medical Group Members in accordance with the Preventive Health Guidelines.

4.1.6 MEDICAL RECORD REVIEW. PacifiCare shall on an ongoing basis review medical records maintained by Medical Group and its Participating Providers to assess compliance with the requirements of State and Federal Law and the standards of Accreditation

               Organizations. Medical Group and its Participating Providers shall maintain medical records in accordance with the provisions of this Agreement regarding medical records and in accordance with PacifiCare's guidelines regarding medical records.

        4.1.7 CLAIMS PROCESSING. PacifiCare shall establish and maintain standards, policies and procedures for the timely and accurate processing and payment of claims for Covered Services provided to Members ("Claims Processing Guidelines"). The Claims Processing Guidelines shall be maintained in accordance with the requirements of State and Federal Law and the Managed Care Plans. Medical Group and its Participating Providers shall comply with PacifiCare's Claims Processing Guidelines.

4.2 PERFORMANCE OF DELEGATED ACTIVITIES. As of the Commencement Date, PacifiCare shall delegate to Medical Group, and Medical Group shall perform, those activities which are specified in EXHIBIT 2 to this Agreement relating to the following Managed Care Program Services which are described above: (i) Utilization Management; (ii) Credentialing;
        (iii) Claims Processing (collectively, the "Delegated Activities").

        4.2.1 PACIFICARE POLICIES. For all Delegated Activities, PacifiCare shall provide Medical Group with PacifiCare's standards and requirements applicable to the Delegated Activities, as amended from time to time (the "PacifiCare Policies") and shall notify Medical Group of all substantive changes to the PacifiCare Policies. Medical Group may utilize its own policies and procedures for the Delegated Activities, provided that such policies and procedures are consistent with the PacifiCare Policies and are provided to PacifiCare for its review and approval. If Medical Group's policies and procedures are inconsistent with the PacifiCare Policies, the PacifiCare Policies shall apply.

        4.2.2 SUB-DELEGATION. Medical Group shall not further delegate the performance of Delegated Activities to any of its Participating Providers or any other organization or entity without the prior written consent of PacifiCare. Medical Group acknowledges and agrees that PacifiCare is accountable for all Delegated Activities, and therefore, Medical Group and its Participating Providers agree to participate, cooperate and comply with PacifiCare with respect to all Delegated Activities.

        4.2.3 MAINTENANCE OF INFORMATION AND RECORDS. Medical Group shall maintain all information and records reviewed or created in connection with performing the Delegated Activities in a form acceptable to PacifiCare, provide PacifiCare with access to such information and records, and permit PacifiCare to review and copy such information and records, in accordance with the requirements of State and Federal Law and standards of Accreditation Organizations.

        4.2.4 REPORTING OBLIGATIONS. Medical Group shall provide PacifiCare with periodic written reports regarding all Delegated Activities in the formats specified by PacifiCare for each of the Delegated Activities.

        4.2.5 MONITORING/AUDITS. PacifiCare shall oversee Medical Group's performance of Delegated Activities through review of periodic written reports provided by Medical

               Group as described above and meetings with appropriate Medical Group representatives and on-site audits and assessments of Medical Group. Medical Group shall cooperate, participate and comply with PacifiCare in such monitoring and oversight activities. Such audits and assessments will be performed in accordance with the requirements of State and Federal Law and the standards of Accreditation Organizations. Without limiting the foregoing, Medical Group agrees that arrangements with its Participating Providers will permit Medical Group to disclose to PacifiCare its Participating Provider credentialing files.

4.3 PAYMENT FOR PERFORMANCE OF DELEGATED ACTIVITIES. Payment for performance of the Delegated Activities by Medical Group is included in Capitation Payments made to Medical Group under this Agreement. The following percentage points have been allocated to the performance of Delegated Activities:


        Delegated Activity                          Percentage points
        ------------------                          -----------------
        Utilization Management                            [  **  ]
        Credentialing                                     [  **  ]
        Claims Processing                                 [  **  ]

        For each month in which the performance of any Delegated Activity is revoked by PacifiCare as provided in this Article 4, the Capitation Payment shall be reduced by the percentage points specified above for such Delegated Activity. PacifiCare may modify the payment for Delegated Activities effective at the beginning of any calendar year by providing Medical Group with sixty (60) calendar days prior written notice.

4.4 REVOCATION OF DELEGATED ACTIVITIES. PacifiCare may revoke any or all Delegated Activities if PacifiCare determines that they are not being performed in accordance with the standards and requirements established by PacifiCare or if Medical Group's performance of Delegated Activities is inconsistent with, or in violation of, State and Federal Law or threatens PacifiCare's accreditation by any Accreditation Organization. PacifiCare shall provide Medical Group at least thirty (30) calendar days prior written notice specifying the Delegated Activities which PacifiCare intends to revoke, unless PacifiCare determines that Medical Group's continued performance of Delegated Activities presents a risk of harm to PacifiCare Members, in which case the Delegated Activities shall be revoked immediately. If Medical Group does not conform to the applicable standards and requirements within such notice period, PacifiCare shall send a second written notice to Medical Group confirming the revocation of the Delegated Activities, the effective date of such revocation and the period of time such revocation shall remain in effect (the "Revocation Period"). During the Revocation Period, Medical Group shall take corrective action to conform with applicable standards and requirements established by PacifiCare. At the end of the Revocation Period, PacifiCare shall evaluate Medical Group's corrective action, determine whether Medical Group is able to resume performance of the Delegated Activities, and provide written notice to Medical Group of such determination.

        The written notices from PacifiCare to Medical Group under this Section shall specify (i) the adjustments to Capitation Payments as a result of the revocation of any Delegated Activities in accordance with the allocations set forth in this Article 4, and (ii) in the event that claims processing is revoked, the adjustments to Capitation Payments for claims payment as set forth in Section 5.2. If only a portion of a specific Delegated Activity is revoked (e.g., Medical Group continues to perform some, but not all, of a specific Delegated Activity), PacifiCare shall have the right to adjust the allocations set forth in this Article 4 to reflect the portion of the specific Delegated Activity which continues to be performed by Medical Group. Notwithstanding any other provision of the Agreement, the written notices from PacifiCare to Medical Group under this Section shall be deemed valid and enforceable modifications to the Agreement, whether or not signed by Medical Group.

        Upon revocation of any of the Delegated Activities, PacifiCare will resume responsibility for performing such activities, and Medical Group and its Participating Providers shall continue to cooperate, participate and comply with PacifiCare with respect to the performance of such activities.

        Notwithstanding PacifiCare's right to revoke Delegated Activities, Medical Group's failure to perform the Delegated Activities shall be a breach of the Agreement. In such event, PacifiCare may exercise all of its rights and remedies to enforce the Agreement, including the right of termination.

                                      ARTICLE 5
                                     COMPENSATION

5.1 CAPITATION PAYMENTS. PacifiCare shall make monthly Capitation Payments to Medical Group as payment for providing and arranging Covered Services to Medical Group Members for each Managed Care Plan, as specified in this Agreement and the applicable Product Attachment.

        5.1.1 DUE DATE. Each Capitation Payment shall be due and payable on the tenth (10th) day of the month for the current month's Covered Services. In the event the tenth (10th) day of the month is not a business day, the Capitation Payment shall be due and payable on the next business day following the tenth
                (10th) day of the month.

        5.1.2 DOCUMENTATION. PacifiCare shall provide Medical Group appropriate documentation in support of each Capitation Payment.

        5.1.3 RETROACTIVE ADJUSTMENTS. Capitation Payments shall be subject to retroactive adjustments either upward or downward due to retroactive changes in the Premium for each Managed Care Plan as specified in the applicable Product Attachment and retroactive changes in the number of Medical Group Members for each Managed Care Plan. Retroactive adjustments to Capitation Payments for Medical Group Members enrolled in Managed Care Plans which are government funded (including, without limitation, Medicare, Medicaid, public employees) shall be made within thirty (30) days after the adjustment is determined. Retroactive adjustments to Capitation Payments for Medical Group Members enrolled in Managed Care Plans which are not government funded shall be made within one hundred eighty (180) days after the end of the month for which the Capitation Payment applies.

5.2 ADJUSTMENT FOR CLAIMS PROCESSING. If PacifiCare does not delegate performance of claims processing to Medical Group or if the delegation of claims processing is revoked by PacifiCare, PacifiCare shall deduct from monthly Capitation Payments an amount reasonably estimated by PacifiCare to be necessary for PacifiCare to process and pay claims for Medical Group Services which are not provided directly by Medical Group and its employed Participating Providers. Initially, this amount shall be [ ** ] of Medical Group's monthly Capitation Payment. This amount shall be increased or decreased each month to more accurately reflect Medical Group's actual and expected claims experience and any changes in Covered Services which are provided or arranged by Medical Group and its Participating Providers, with adjustments for claims incurred but not received.

5.3 ADJUSTMENT FOR REVOCATION OF DELEGATED ACTIVITIES. PacifiCare shall deduct the amounts specified in Article 4, above, for any Delegated Activity which is revoked by PacifiCare in accordance with the provisions of Article 4.

5.4 INCENTIVE PROGRAMS. Incentive programs are designed to ensure that PacifiCare, Medical Group and, for some programs, Hospital work collaboratively to deliver Covered Services in an effective and efficient manner by ensuring appropriate utilization of Covered Services. Incentive programs for each Managed Care Plan are set forth in the applicable Product Attachment.

        5.4.1 INCENTIVE PROGRAM WITHHOLD. PacifiCare shall establish a single withhold from Medical Group's monthly Capitation Payment for purposes of offsetting potential deficits for the combined incentive programs, excluding the Commercial Hospital Incentive Program and the Secure Horizons Hospital Incentive Program for which separate withholds may be established. The monthly incentive withhold shall initially be [ ** ] of Premium for each Managed Care Plan. PacifiCare, in its sole discretion, shall prospectively adjust the withhold based on Medical Group's experience under the combined incentive programs at the time of the program settlements described below.

        5.4.2 INCENTIVE PROGRAM SETTLEMENTS. PacifiCare shall conduct combined settlements for all of the incentive programs for Managed Care Plans applicable to Medical Group. Surpluses and deficits under each of the incentive programs shall be aggregated and offset against one another. PacifiCare will conduct an estimated calculation after six (6) months (the "Interim Calculation") and a final calculation annually (the "Final Calculation") based on the calendar year. The incentive program withhold described above shall be refunded to the Medical Group at the time of the incentive program settlements, except that Medical Group's share of any incentive program deficits shall be deducted from such refund. Payments under the combined incentive programs will be due from the owing party within one hundred and twenty (120) days following the end of the six (6) months for the Interim Calculation and within one hundred and eighty (180) days following the end of the calendar year for the Final Calculation. For the Interim Calculation, the payment due will be limited to [ ** ] of the calculated amount due to account for incurred but not received claims. To the extent a Medical Group deficit has been carried forward from a prior settlement period, this deficit shall be offset against amounts due to Medical Group hereunder.

        5.4.3 INCENTIVE PROGRAM COMPLIANCE WITH STATE AND FEDERAL LAW. PacifiCare and Medical Group acknowledge and agree that the payments which may be made directly or indirectly under the incentive programs described in this Agreement are not made as an inducement to reduce or limit Covered Services to any specific Member. Medical Group acknowledges and agrees that any payments which may be made directly or indirectly under physician incentive programs Medical Group may utilize with respect to its Participating Providers shall not be made as an inducement to reduce or limit Covered Services to any specific Member. Medical Group further acknowledges and agrees that the incentive programs described in this Agreement shall be subject to modification by PacifiCare during the term of this Agreement in order to comply with changes in State and Federal Law, and Medical Group further agrees to modify any physician incentive programs utilized with respect to its Participating Providers to comply with such changes.

        5.4.4 LIMITATION ON MEDICAL GROUP'S RISK. In the event Medical Group incurs an obligation under the overall incentive program settlement described above, Medical Group shall not be responsible for reimbursing PacifiCare nor shall PacifiCare offset the Medical Group's obligation against Medical Group's Capitation Payments due under this Agreement. PacifiCare shall carry forward any Medical Group obligations as the result of an incentive program obligation and the amount carried forward shall be offset against amounts otherwise due to Medical Group under future settlements for the combined incentive programs.

5.5 INDIVIDUAL STOP-LOSS PROGRAM. PacifiCare shall provide Individual Stop-Loss ("ISL") protection in order to limit Medical Group's financial risk for Medical Group Services. The ISL Program is designed to limit Medical Group's financial responsibility for Medical Group Services to a specified dollar amount per Medical Group Member per calendar year (the "ISL Deductible"), while encouraging Medical Group's continuing involvement with Medical Group Member's care by sharing a portion of the financial responsibility for Medical Group Services which exceed the ISL Deductible ("ISL Coinsurance"). PacifiCare shall charge a premium (the "ISL Premium") as consideration for the ISL Program. The ISL Deductible, ISL Coinsurance and ISL Premium for Medical Group are specified in each Product Attachment. Notwithstanding any other provision of this Agreement, PacifiCare may amend the ISL Deductible, ISL Coinsurance and ISL Premium on an annual basis effective at the beginning of any calendar year by providing sixty (60) calendar days prior written notice to Medical Group. For Medical Group Services which exceed the ISL Deductible, PacifiCare will pay Cost of Care, less the Medical Group's ISL Coinsurance amount, subject to the Medical Group's compliance with the procedures set forth in the Provider Manual and the provisions set forth below.

        5.5.1 SUBMISSION OF ISL CLAIMS. Medical Group shall submit all claims under the ISL Program in accordance with the procedures set forth in the Provider Manual. PacifiCare shall pay claims under the ISL Program only if such claims are submitted within one
                (1) year following the date the claim is incurred.

        5.5.2 NOTIFICATION OF ISL CLAIMS. Medical Group shall provide written notification to PacifiCare when Medical Group Services for any Medical Group Member(s) equal fifty percent (50%) of the ISL Deductible. Such written notification shall be provided to PacifiCare no later than the fifteenth (15th) day of the month following the month in which such threshold is reached. Medical Group acknowledges and agrees that if Medical Group fails to provide the written notice required by this Section within the time frame specified in this Section, Medical Group shall be financially responsible for [ ** ] of all Medical Group Services provided to the Medical Group Member(s) in excess of the ISL Deductible, which amount shall be in addition to the ISL Coinsurance.

        5.5.3 OPT-OUT FROM ISL PROGRAM. Subject to PacifiCare's approval, Medical Group may elect to opt out of the ISL Program, effective upon the Commencement Date or at the beginning of any calendar year. In such event, Medical Group shall be required to obtain stop-loss coverage from a third-party insurance carrier acceptable to PacifiCare and in the amounts required by PacifiCare and State and Federal Law. In order to opt-out of PacifiCare's ISL Program, Medical Group must provide written notice to PacifiCare at least thirty (30) days prior to the beginning of the calendar year. Such notice shall specify the name of the third-party insurance carder, and proposed effective date, coverage levels and charges. If PacifiCare does not object to such coverage in writing within fifteen (15) days of the date of the notice, Medical Group shall be required to purchase such coverage as of the effective date specified in the notice.

5.6 PAYMENTS FOLLOWING TERMINATION OF AGREEMENT. Following termination of this Agreement, PacifiCare shall make Capitation Payments to Medical Group as compensation for providing and arranging Covered Services to remaining Medical Group Members until transferred to PacifiCare Participating Providers.

5.7 COST OF CARE. Certain provisions of this Agreement require that Medical Group provide or arrange health care services which are not covered by Capitation Payments at Cost of Care and certain provisions of this Agreement require that Covered Services be valued at Cost of Care. For purposes of this Agreement, "Cost of Care" shall mean the amount determined to be payable for such health care services or Covered Services by PacifiCare as follows: (i) for professional services which are paid under the Medicare Fee Schedule, the Cost of Care shall be the lesser of billed charges or amount payable under the Medicare Fee Schedule; (ii) for all other health care services (other than inpatient and outpatient Hospital Services) which are paid by Medicare, the Cost of Care shall be the lesser of billed charges or amount payable by Medicare; (iii) for any other Covered Services or health care services covered under a Managed Care Plan which do not fall within any of the above specified categories, other than inpatient and outpatient Hospital Services, the Cost of Care shall be the lesser of billed charges or the amount determined under PacifiCare's allowable fee schedule.

5.8 COLLECTION OF COPAYMENTS. Medical Group and its Participating Providers shall be responsible for the collection of Copayments upon rendering Medical Group Services to Medical Group Members in accordance with the applicable Subscriber Agreement. Any Copayments which are stated as a percentage shall be calculated using the Cost of Care for such Medical Group Services.

5.9 COLLECTION OF CHARGES FROM THIRD PARTIES. If a Medical Group Member is entitled to payment from a third party (excluding a workers' compensation carrier or primary insurance carrier under applicable coordination of benefits rules), PacifiCare hereby assigns to Medical Group for collection, any claims or demands against such third parties for amounts due for Medical Group Services, subject to the following conditions: (i) To the extent liens are utilized, Medical Group shall utilize lien forms which are provided by PacifiCare or approved in advance by PacifiCare; (ii) Medical Group shall notify PacifiCare each time it pursues and each time it obtains a signed lien from a Medical Group Member; (iii) Medical Group shall not commence any legal action as it relates to this Agreement against a third party without obtaining the prior written consent of PacifiCare; (iv) Medical Group shall make no demand upon PacifiCare for reimbursement under the ISL Program until all third party claims have been pursued and it is determined that full payment cannot be obtained within twelve (12) months from the date of the provision of Medical Group Services; (v) PacifiCare may immediately rescind the assignment of any or all claims and demands against third parties by providing written notice of rescission to Medical Group; and
        (vi) in the event Medical Group receives payment from a third party after receipt of an ISL payment from PacifiCare, Medical Group shall reimburse PacifiCare to the extent that the combined amounts received from all parties exceeds [ ** ] of Medical Group's usual and customary fee-for-service rates.

5.10 COORDINATION OF BENEFITS. Medical Group shall cooperate with and support, as mutually agreed upon by the parties, PacifiCare's coordination of benefits rights.

        5.10.1 PLAN IS PRIMARY. If a Medical Group Member possesses health benefits coverage through another policy which is secondary to PacifiCare under applicable coordination of benefits rules, including the Medicare secondary payor program, Medical Group shall accept payment from PacifiCare for Covered Services as provided herein as full payment for such Covered Services, except for applicable Copayments. Medical Group Member shall have no obligation for any fees, regardless of whether secondary insurance is available.

        5.10.2 PLAN IS SECONDARY. If a Medical Group Member possesses health benefits coverage through another policy which is primary to PacifiCare under applicable coordination of benefits rules, including the Medicare secondary payor program, or if Medical Group Member is entitled to payment under a workers' compensation policy or automobile insurance policy, Medical Group may pursue payment from the primary payor or workers' compensation carrier consistent with applicable law and regulations and Medical Group's contract, if any, with the primary payor. In such event, PacifiCare's responsibility shall equal the amount of out-of-pocket expenses (i.e., Copayments, coinsurance, and deductibles) that Medical Group Member would incur in) the absence of PacifiCare's secondary coverage, minus the ISL Deductible and ISL Coinsurance.

5.11 OFFSETTING. Except as may otherwise be specifically provided in this Agreement, PacifiCare shall have the right to offset any and all amounts owed by Medical Group to PacifiCare against amounts, including Capitation Payments, owed by PacifiCare to Medical Group. This right to offset shall include, without limitation, PacifiCare's right to offset the following amounts owed to PacifiCare by Medical Group: (i) amounts owed by Medical Group due to overpayments or payments made in error by PacifiCare; (ii) amounts owed by Medical Group as a result of claims for Medical Group Services that PacifiCare may pay on behalf of Medical Group; (iii) amounts owed by Medical Group for Covered Services provided outside the Medical Group Service Area; and (iv) amounts owed by Medical Group as a result of the outcome of the Member appeals and grievance procedure.

5.12 ADEQUACY OF COMPENSATION. Medical Group agrees to accept payment as provided herein as payment in full for providing and arranging the Covered Services required under this Agreement, whether that amount is paid in whole or in part by Member, PacifiCare or any Subscriber, including other health care plans that pay before PacifiCare as required by applicable state or federal coordination of benefits provisions. This Section does not prohibit Medical Group from collecting applicable Copayments, coinsurance, or deductibles consistent with the Managed Care Plans.

                                      ARTICLE 6
                                 TERM AND TERMINATION

6.1 TERM. The term of this Agreement shall commence on MARCH 01, 1998 (the "Commencement Date") and end on DECEMBER 31. 1998. Thereafter, the term of this Agreement shall be automatically extended for one (1) year on each JANUARY. 01, ("Anniversary Date"), unless either party provides the other with written notice of such party's intention not to extend the term at least one hundred twenty (120) calendar days prior to the Anniversary Date or until this Agreement is appropriately terminated by either party as provided herein.

6.2 TERMINATION OF AGREEMENT WITH CAUSE. Either PacifiCare or Medical Group may terminate this Agreement for cause as set forth below, subject to the notice requirement and cure period set forth below.

        6.2.1 CAUSE FOR TERMINATION OF AGREEMENT BY MEDICAL GROUP. The following shall constitute cause for termination of this Agreement by Medical Group:

                 (i) NON-PAYMENT. Failure by PacifiCare to pay Capitation Payments due Medical Group hereunder within thirty (30) days of the Capitation Payment due date or failure by PacifiCare to make any other payments due Medical Group hereunder within forty-five (45) days of any such payment's due date.

                 (ii) BREACH OF MATERIAL TERM AND FAILURE TO CURE. PacifiCare's breach of any material term, covenant, or condition and subsequent failure to cure such breach as provided below.

        6.2.2 CAUSE FOR TERMINATION OF AGREEMENT BY PACIFICARE. The following shall constitute cause for termination of this Agreement by PacifiCare:

                 (i) FINANCIAL FAILURE OF MEDICAL GROUP. PacifiCare's reasonable determination of Medical Group's anticipated inability to provide or arrange for Covered Services as a result of the likelihood of Medical Group's lack of financial resources, other than due to PacifiCare's non-payment of amounts due Medical Group hereunder. Medical Group shall have the opportunity to dispute such determination by PacifiCare by providing reasonable evidence and assurances of financial stability and capacity to perform under this Agreement.

                 (ii) FAILURE TO PROVIDE QUALITY SERVICES. Medical Group's failure to arrange or provide Covered Services in accordance with the standards set forth in this Agreement and PacifiCare's QI Program and UM Program. Notwithstanding the foregoing, PacifiCare reserves the right to immediately withdraw from Medical Group or any of its Participating Providers any or all Members in the event the health or safety of Members is endangered by the actions of Medical Group or any of its Participating Providers or as a result of continuation of this Agreement.

                 (iii) BREACH OF MATERIAL TERM AND FAILURE TO CURE. Medical Group's breach of any material term, covenant or condition of this Agreement and subsequent failure to cure such breach as provided below.

        6.2.3 NOTICE OF TERMINATION AND EFFECTIVE DATE OF TERMINATION. The party asserting cause for termination of this Agreement (the "terminating party") shall provide written notice of termination to the other party. The notice of termination shall specify the breach or deficiency underlying the cause for termination. The party receiving the written notice of termination shall have thirty (30) calendar days from the receipt of such notice to cure the breach or deficiency to the satisfaction of the terminating party (the "Cure Period"). If such party fails to cure the breach or deficiency to the satisfaction of the terminating party within the Cure Period or if the breach or deficiency is not curable, the terminating party shall provide written notice of failure to cure the breach or deficiency to the other party following expiration of the Cure Period. This Agreement shall terminate upon receipt of the written notice of failure to cure or at such other date as may be specified in such notice. During the Cure Period, PacifiCare may cease marketing efforts for Medical Group, discontinue enrollment of Members with Medical Group and begin transferring Medical Group Members to other PacifiCare Participating Providers.

6.3 AUTOMATIC TERMINATION UPON REVOCATION OF LICENSE OR CERTIFICATE. This Agreement shall automatically terminate upon the revocation, suspension or restriction of any license, certificate or other authority required to be maintained by Medical Group or PacifiCare in order to perform the services required under this Agreement or upon the Medical Group's or PacifiCare's failure to obtain such license, certificate or authority.

6.4 TERMINATION FOR TRANSFER TO A SUCCESSOR ENTITY. As set forth in Section 7.12, PacifiCare shall have the right to terminate Medical Group on ninety (90) days prior written notice to Medical Group if PacifiCare reasonably determines that any successor entity or management company, as defined in Section 7.12, cannot satisfactorily perform the obligations of Medical Group under this Agreement or that PacifiCare prefers not to do business with the successor entity or management company.

6.5 TRANSFER OF MEDICAL RECORDS. Following termination of this Agreement, at PacifiCare's request, Medical Group and its Participating Providers shall copy all requested Medical Group Member patient medical files in the possession of Medical Group or its Participating Providers and forward such files to another provider of Covered Services designated by PacifiCare, provided such copying and forwarding is not otherwise objected to by such Members. The copies of such medical files may be in summary form. The cost of copying the patient medical files shall be borne by Medical Group. Medical Group shall cooperate with PacifiCare in maintaining the confidentiality of such Member medical records at all times.

6.6 REPAYMENT UPON TERMINATION. Within one hundred eighty (180) calendar days of the effective date of termination of this Agreement, an accounting shall be made by PacifiCare of the monies due and owing either party and payment shall be forthcoming by the appropriate party to settle such balance within thirty (30) calendar days of such accounting. Either party may request an independent audit of such PacifiCare accounting by a mutually acceptable independent certified public accountant and such audit shall be equally paid for by both parties. The parties agree to abide by the findings of such independent audit. Appropriate payment, if any, by the appropriate party shall be made within thirty (30) calendar days of such independent audit.

6.7 TERMINATION NOT AN EXCLUSIVE REMEDY. Any termination by either party pursuant to this Article is not meant as an exclusive remedy and such terminating party may seek whatever action in law or equity as may be necessary to enforce its rights under this Agreement.

                                      ARTICLE 7
                                  GENERAL PROVISIONS

7.1 INDEPENDENT CONTRACTOR RELATIONSHIP. The relationship between PacifiCare and Medical Group is an independent contractor relationship. Neither Medical Group nor its Participating Providers, employees or agents are employees or agents of PacifiCare and neither PacifiCare nor its employees or agents are members, partners, employees or agents of Medical Group. None of the provisions of this Agreement shall be construed to create a relationship of agency, representation, joint venture, ownership, control of employment between the parties other than that of independent parties contracting solely for the purpose of effectuating this Agreement. Nothing contained in this Agreement shall cause either party to be liable or responsible for any debt, liability or obligation of the other party or any third party unless such liability or responsibility is expressly assumed by the party sought to be charged therewith.

7.2 RESPONSIBILITY FOR OWN ACTS. Each party shall be responsible for its own acts or omissions and for any and all claims, liabilities, injuries, suits, demands and expenses of all kinds which may result or arise out of any alleged malfeasance or neglect caused or alleged to have been caused by that party or its employees or representatives in the performance or omission of any act or responsibility of that party under this Agreement. In the event that a claim is made against both parties, it is the intent of both parties to cooperate in the defense of said claim and to cause their insurers to do likewise. However both parties shall have the right to take any and all actions they believe necessary to protect their interest.

7.3 PHYSICIAN-PATIENT RELATIONSHIP. PacifiCare and Medical Group acknowledge and agree that Medical Group or each of Medical Group's Participating Providers shall maintain the physician-patient relationship with each Medical Group Member. Nothing contained in this Agreement is intended to interfere with such physician-patient relationship. Nothing in this Agreement shall be interpreted to discourage or prohibit Medical Group and its Participating Providers from discussing treatment options or providing other medical advice or treatment deemed appropriate by Medical Group or its Participating Providers. Medical Group or its Participating Providers shall have the sole responsibility for the medical care and treatment of Medical Group Members.

7.4 MEMBER APPEALS AND GRIEVANCES. PacifiCare shall be responsible for resolving Medical Group Member claims for benefits under the Managed Care Plans and all other claims against PacifiCare. PacifiCare shall resolve such claims utilizing the Member Appeals and Grievance Procedures set forth in the Subscriber Agreement and the Provider Manual. Medical Group shall assist PacifiCare in the handling of Member complaints, grievances and appeals, consistent with the Member Appeals and Grievance Procedures. In the event an oral or written complaint, grievance or appeal is presented to Medical Group or any of its Participating Providers relating to benefits or coverage under a Managed Care Plan and is not resolved within two (2) business days, Medical Group or its Participating Provider will immediately deliver such complaint, grievance or appeal to PacifiCare for handling pursuant to the Member Appeals and Grievance Procedures. At the end of each month, Medical Group shall submit a report to PacifiCare of all Medical Group Member complaints and grievances which were received and resolved by Medical Group and its Participating Providers within two (2) business days during the previous month. The monthly report shall include the Medical Group Member's name and PacifiCare identification number, date of complaint, nature of complaint, and the resolution of complaint. Medical Group and its Participating Providers shall comply with all final determinations made by PacifiCare through the Member Appeals and Grievance Procedures. Medical Group Member claims against Medical
        Group or its Participating Providers, other than claims for benefits under the Managed Care Plans, are not subject to the Member Appeals and Grievance Procedures and are not governed by this Agreement.

7.5 DISPUTES BETWEEN MEDICAL GROUP OR ITS PARTICIPATING PROVIDERS AND MEMBER. Any controversies or claims between Medical Group or its Participating Providers and a Member arising out of the performance of this Agreement by Medical Group or the Medical Group's Participating Provider, other than claims for benefits under Managed Care Plans, are not governed by this Agreement. Medical Group or its Participating Provider and the Member may seek any appropriate legal action to resolve such controversy or claim deemed necessary.

7.6     DISPUTES BETWEEN PACIFICARE AND MEDICAL GROUP

        7.6.1 DISPUTE RESOLUTION PROCEDURE. PacifiCare has established a Provider Dispute Resolution Procedure, set forth in the Provider Manual, to provide a mechanism by which PacifiCare's Participating Providers, including Medical Group and any of its Participating Providers, may submit to PacifiCare certain disputes arising out of the performance of this Agreement or relating to the decisions made by PacifiCare under this Agreement for resolution on an informal basis. Any dispute submitted pursuant to the Provider Dispute Resolution Procedure should be addressed to the appropriate PacifiCare person(s) or department(s) at the address and/or telephone number identified in the Provider Manual. Any provider dispute which is not resolved informally through the Provider Dispute Resolution Procedure may be submitted for arbitration as provided in Section 7.6.2 below.

        7.6.2 ARBITRATION. Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement which is nor resolved pursuant to the Provider Dispute Resolution Procedure specified above shall be resolved by binding arbitration at the request of either party, in accordance with the Commercial Rules of the American Arbitration Association. Such arbitration shall occur in Los Angeles, California, unless the parties mutually agree to have such proceeding in some other locale. The arbitrators shall apply California substantive law and federal substantive law where state law is preempted. Civil discovery for use in such arbitration may be conducted in accordance with the provisions of California law, and the arbitrator(s) selected shall have the power to enforce the rights, remedies, duties, liabilities and obligations of discovery by the imposition of the same terms, conditions and penalties as can be imposed in like circumstances in a civil action by a court of competent jurisdiction of the State of California. The provisions of California law concerning the right to discovery and the use of depositions in arbitration are incorporated herein by reference and made applicable to this Agreement.

                 The arbitrators shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California law, except that punitive damages shall not be awarded. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the legal reasons on which the award is based. The arbitrators shall not have the power to commit errors of law or legal reasoning.

                 Notwithstanding the above, in the event either Medical Group or PacifiCare wishes to obtain injunctive relief or a temporary restraining order, such party may initiate an action for such relief in a court of general jurisdiction in the State of California. The decision of the court with respect to the requested injunctive relief or temporary restraining order shall be subject to appeal only as allowed under California law. However, the courts shall not have the authority to review or grant any request or demand for damages.

7.7 NOTICE. All notices required or permitted by this Agreement shall be in writing and may be delivered in person or may be sent by registered or certified mail or US Postal Service Express Mail, with postage prepaid, or by Federal Express or other overnight courier that guarantees next day delivery, or by facsimile transmission, and shall be deemed sufficiently given if served in the manner specified in this Section. The addresses below shall be the particular party's address for delivery or mailing of notice purposes:

                 If to PacifiCare:

                 PacifiCare of California
                 5701 Katella Avenue
                 Cypress, CA 90630-0006
                 Attention: President

                 If to Medical Group:
                 Sierra Medical Group
                 44469 10th Street West
                 Lancaster, CA 93534
                 Attention: Administrator

        The parties may change the names and addresses noted above through written notice in compliance with this Section. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark date. Notices delivered by US Postal Service Express mail, Federal Express or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the notice to the United States Postal Service, Federal Express or overnight courier. If any notice is transmitted by facsimile transmission or similar means, the notice shall be deemed served or delivered upon telephone confirmation of receipt of the transmission, provided a copy is also delivered via delivery or mail.

7.8 ASSIGNMENT. This Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred or pledged in any way by Medical Group or PacifiCare and shall not be subject to execution, attachment or similar process. However, PacifiCare may assign this Agreement and its rights, interests and benefits hereunder to any entity which is a corporate affiliate of PacifiCare.

7.9     AMENDMENTS

        7.9.1 AMENDMENTS TO MANAGED CARE PLANS. PacifiCare may amend or change any or all provisions of the Managed Care Plans by providing thirty (30) calendar days prior written notice to Medical Group. Such amendment shall be binding upon Medical Group at the end of the thirty (30) calendar day period.

        7.9.2 AMENDMENTS TO PROVIDER MANUAL. PacifiCare may amend the Provider Manual by providing thirty (30) calendar days prior written notice to Medical Group. Such amendments shall be binding upon Medical Group at the end of the thirty (30) calendar day period, except as provided in Section 7.9.5 of this Agreement.

        7.9.3 AMENDMENTS TO AGREEMENT TO COMPLY WITH STATE AND FEDERAL LAW. PacifiCare may amend this Agreement by providing thirty (30) calendar days prior written notice to Medical Group in order to maintain compliance with State and Federal Law. Such amendment shall be binding upon Medical Group at the end of the thirty (30) calendar day period, except as provided in
                 Section 7.9.5 of this Agreement.

        7.9.4 AMENDMENTS OR MODIFICATIONS TO AGREEMENT. Except as otherwise provided in this Section 7.9, all amendments or modifications to this Agreement shall be effective only upon mutual written agreement of the parties.

        7.9.5 MATERIAL AMENDMENTS. In the event PacifiCare provides notice of amendment to the Agreement or the Provider Manual, Medical Group shall be bound by such amendment unless (i) Medical Group provides PacifiCare with notice of objection within the thirty (30) calendar day notice period, and (ii) such change affects a material duty or responsibility of Medical Group, and (iii) the change has a material adverse economic effect upon Medical Group as reasonably demonstrated by Medical Group to PacifiCare. In such event, Medical Group and PacifiCare shall seek to agree to an amendment to this Agreement which satisfactorily addresses the effect on Medical Group's material duty or responsibility and reimburses the material economic detriment caused to Medical Group. In such event, the amendment shall not be effective until the parties amend the Agreement through a written amendment signed by both parties.

7.10    CONFIDENTIAL AND PROPRIETARY INFORMATION

        7.10.1 INFORMATION CONFIDENTIAL AND PROPRIETARY TO PACIFICARE. Medical Group and its Participating Providers shall maintain confidential all information designated in this Section. The information which Medical Group and its Participating Providers shall maintain confidential (the "Confidential Information") consists of: (i) the Eligibility List and any other information containing the names, addresses and telephone numbers of Members which has been compiled by PacifiCare; (ii) lists or documents compiled by PacifiCare which include the names, addresses and telephone numbers of employers, employees of such employers responsible for health benefits and the officers and directors of such employers;
                 (iii) PacifiCare's Provider Manual and any of PacifiCare's member, employer and administrative service manuals and all forms related thereto; (iv) the financial arrangements between PacifiCare and any of PacifiCare's Participating Providers;
                 (v) PacifiCare underwriting and rating information and any other information utilized by PacifiCare for determining eligibility or rates for the Managed Care Plans; and (vi) any other information compiled or created by PacifiCare which is proprietary to PacifiCare and which PacifiCare identifies in writing to Medical Group.

        7.10.2 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Medical Group and its Participating Providers shall not disclose or use the Confidential Information for their own benefit or gain either during the term of this Agreement or after the date of termination of this Agreement. Medical Group and its Participating Providers may use the Confidential Information to the extent necessary to perform their duties under this Agreement or upon express prior written permission of PacifiCare. Upon the effective date of termination of this Agreement, Medical Group and its Participating Providers shall provide and return to PacifiCare the Confidential Information in their possession in the manner specified by PacifiCare.

        7.10.3 INFORMATION CONFIDENTIAL AND PROPRIETARY TO MEDICAL GROUP. Medical Group shall provide PacifiCare with a written description of all information proprietary to Medical Group which is confidential and contains trade secrets of Medical Group (the "Medical Group Information"). PacifiCare shall maintain and shall cooperate with Medical Group to maintain the confidentiality of Medical Group Information. PacifiCare shall not disclose or use any Medical Group Information for its own benefit either during the term of this Agreement or after the effective date of termination of this Agreement. Upon termination of this Agreement, PacifiCare shall provide and return to Medical Group all Medical Group Information in its possession in the manner to be specified by Medical Group.

        7.10.4 PACIFICARE NAMES, LOGOS AND SERVICE MARKS. Medical Group shall obtain the written consent of PacifiCare prior to using PacifiCare's name, product names, logos and service marks in any of Medical Group's promotional, marketing or advertising materials or for any other reason.

7.11 SOLICITATION OF PACIFICARE MEMBERS OR SUBSCRIBER GROUPS. Medical Group and its Participating Providers shall not engage in the practice of solicitation of Members, Subscribers and Subscriber Groups without PacifiCare's prior written consent. Solicitation shall mean conduct by an officer, agent, employee of Medical Group or its Participating Providers or their respective assignees or successors during the term of this Agreement and continuing for a period of one (1) year after the effective date of termination of this Agreement which may be reasonably interpreted as designed to persuade Members, Subscribers or Subscriber Groups to disenroll from any Managed Care Plan or discontinue their relationship with PacifiCare. Notwithstanding any other provision of this Agreement, Medical Group agrees that PacifiCare shall, in addition to any other remedies provided for under this Agreement, have the right to seek a judicial temporary restraining order, preliminary injunction, or other equitable relief against Medical Group and its Participating Providers to enforce its rights under this Section. Nothing in this Agreement shall be interpreted to discourage or prohibit Medical Group and its Participating Providers from discussing a Member's health care, including, without limitation, communications regarding treatment options, alternative plans or other coverage arrangements, unless such communications are for the primary purpose of securing financial gain.

7.12 NOTIFICATION AND APPROVAL OF SALE OR CHANGE IN MANAGEMENT OF MEDICAL GROUP. Medical Group agrees that it shall provide prior written notice to PacifiCare of its intent to either (i) sell, transfer or convey its business or any substantial portion of its business assets to another entity ("successor entity") or (ii) enter into a management contract with a physician practice management company ("management company") which does not manage Medical Group as of the Commencement Date. Such prior written notice shall be given at least ninety (90) days prior to Medical Group selling its business or entering into such contract. As set forth in Section 6.4, PacifiCare shall have the fight to terminate this Agreement upon ninety (90) days written notice to Medical Group if PacifiCare reasonably determines that any successor entity or any management company cannot satisfactorily perform the obligations of Medical Group under this Agreement or that PacifiCare prefers not to do business with the successor entity or management company. Medical Group warrants and assures that this Agreement, if not otherwise terminated by PacifiCare, will be assumed by all successor entities and that all successor entities and management companies will be bound by the terms and conditions of this Agreement.

7.13 CONFIDENTIALITY OF THIS AGREEMENT. To the extent reasonably possible, each party agrees to maintain this Agreement as a confidential document and not to disclose the Agreement or any of its terms without the approval of the other party.

7.14 INVALIDITY OF SECTIONS OF AGREEMENT. The unenforceability or invalidity of any paragraph or subparagraph of any section or subsection of this Agreement shall not affect the enforceability and validity of the balance of this Agreement.

7.15 CAPTIONS. Captions in this Agreement are descriptive only and do not affect the intent or interpretation of the Agreement.

7.16 WAIVER OF BREACH. The waiver by either party to this Agreement of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or violation thereof.

7.17 MEDICAL GROUP'S AUTHORIZED REPRESENTATIVE. Unless otherwise indicated in writing to PacifiCare, Medical Group warrants and authorizes its administrator to act as its fully authorized representative to represent Medical Group in this Agreement and to receive any and all communications and notices hereunder.

7.18 NO THIRD PARTY BENEFICIARIES. This Agreement shall not create any rights in any third parties who have not entered into this Agreement, nor shall this Agreement entitle any such third party to enforce any rights or obligations that may be possessed by such third party.

7.19 ENTIRE AGREEMENT. This Agreement, including all exhibits, attachments and amendments hereto, contains all the terms and conditions agreed upon by the parties regarding the subject matter of this Agreement. Any prior agreements, promises, negotiations or representations of or between the parties, either oral or written, relating to the subject matter of this Agreement, which are not expressly set forth in this Agreement are null and void and of no further force or effect.

7.20 INCORPORATION OF EXHIBITS, ATTACHMENTS AND PROVIDER MANUAL. The exhibits and attachments to this Agreement and the Provider Manual are an integral part of this Agreement and are incorporated in full herein by this reference.

                                      ARTICLE 8
                      GOVERNING LAW AND REGULATORY REQUIREMENTS

8.1 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of California and the United States of America, including, without limitation, the Knox-Keene Health Care Service Plan Act of 1975, as amended, and the regulations adopted thereunder by the California Department of Corporations, the federal Health Maintenance Organization Act of 1973, as amended, and the regulations adopted thereunder by the United States Department of Health and Human Services. Any provisions required to be in this Agreement by State and Federal Law or by Government Agencies shall bind PacifiCare and Medical Group whether or not expressly provided in this Agreement.

8.2 NO BILLING OF MEMBERS (MEMBER HOLD HARMLESS PROVISION). With the exception of Copayments and charges for non-covered services delivered on a fee-for-service basis to Members, Medical Group shall in no event, including, without limitation, non-payment by PacifiCare, insolvency of PacifiCare, or breach of the Agreement, bill, charge, collect a deposit from, or attempt to bill, charge, collect or receive any form of payment from any Member for Covered Services provided or arranged pursuant to this Agreement.

        Medical Group and its Participating Providers shall not maintain any action at law or equity against a Member to collect sums owed by PacifiCare to Medical Group. Upon notice of any such action, PacifiCare may terminate this Agreement as provided above and take all other appropriate action consistent with the terms of this Agreement to eliminate such charges, including, without limitation, requiring Medical Group and its Participating Providers to return all sums collected as surcharges from Members or their representatives. For purposes of this Agreement, "Surcharges" are additional fees for Covered Services which are not disclosed to Members in the Subscriber Agreement, are not allowable Copayments and are not authorized by this Agreement. Nothing in this Agreement shall be construed to prevent Medical Group from providing non-Covered Services on a usual and customary fee-for-service basis to Members.

        Medical Group's obligations under this Section shall survive the termination of this Agreement with respect to Covered Services provided or arranged during or after the term of this Agreement, regardless of the cause giving rise to such termination.

8.3 CONTINUING CARE OBLIGATIONS OF MEDICAL GROUP. In the event of termination of this Agreement for any reason, Medical Group and its Participating Providers shall continue to provide or arrange Covered Services to Members, including any Members who become eligible during the termination notice period, beginning on the effective date of termination and continuing until the termination or next renewal date of the Member's Subscriber Agreement, unless PacifiCare arranges for the transfer of the Member to another PacifiCare Participating Provider and provides written notice to Medical Group of such transfer prior to the termination or next renewal date of the Subscriber Agreement. Notwithstanding the foregoing, Medical Group and its Participating Providers will continue to provide or arrange Covered Services to any Members who cannot be transferred within the time period specified above in accordance with PacifiCare's legal and contractual obligations to (i) provide Covered Services under the Managed Care Plans and Subscriber Agreements, (ii) provide notice of termination to Members and (iii) ensure continuity of care for its Members.

        Notwithstanding the above or any other provisions to the contrary, Medical Group agrees that in the event PacifiCare ceases operations for any reason, including insolvency, Medical Group shall provide or arrange Covered Services and shall not bill, charge, collect or receive any form of payment from any Member for Covered Services provided after PacifiCare ceases operations. This continuation of Covered Services obligation shall be for the period for which Premium has been paid, but shall not exceed a period of thirty (30) calendar days, except for those Members who are hospitalized on an inpatient basis as provided below.

        In the event PacifiCare ceases operations or Medical Group terminates this Agreement on the basis of PacifiCare's failure to make timely Capitation Payments, Medical Group shall continue to arrange for Covered Services to those Members who are hospitalized on an inpatient basis at the time PacifiCare ceases operations or Medical Group terminates this Agreement until such Members are discharged from the hospital. Medical Group may file a claim with PacifiCare for such services as previously specified in this Section.

        Medical Group agrees that the provisions of this Section and the obligations of Medical Group and its Participating Providers herein shall survive termination of this Agreement regardless of the cause giving rise to such termination, and shall be construed to be for the benefit of Members.

8.4 INSPECTION AND AUDIT OF RECORDS AND FACILITIES. Upon written notice, Medical Group and its Participating Providers shall allow access during normal business hours to PacifiCare, Accreditation Organizations and Governmental Agencies to periodically audit or inspect the facilities, offices, equipment, books, documents and records of Medical Group and its Participating Providers relating to the performance of this Agreement and the Covered Services provided to Members, including, without limitation, all phases of professional and ancillary medical care provided or arranged for Members by Medical Group and its Participating Providers, Member medical records and financial records pertaining to the cost of operations and income received by Medical Group for Covered Services rendered to Members. Medical Group and its Participating Providers shall comply with any requirements or directives issued by PacifiCare, Accreditation Organizations and Government Agencies as a result of such evaluation, inspection or audit of Medical Group and its Participating Providers. Medical Group and its Participating Providers shall retain the books and records described in this Section for at least five (5) years. The provisions of this Section shall survive termination of this Agreement for the period of time required by State and Federal Law.

8.5 NONDISCRIMINATION. Medical Group assures that Covered Services shall be provided to Members in the same manner as such services are provided to other patients of Medical Group and its Participating Providers, except as required pursuant to this Agreement. Medical Group and its Participating Providers shall not unlawfully discriminate against any Member on the basis of source of payment or in any manner in regards to access to, and the provision of, Covered Services. Medical Group and its Participating Providers shall not unlawfully discriminate against any Member, employee or applicant for employment on the basis of race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age or sex.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Los Angeles, California.

                                        PACIFICARE OF CALIFORNIA

                                        By:  /s/ Cathy Batteer
                                           ---------------------------

                                        Title:  V.P. Health Services
                                              ------------------------

                                        Date:  1/27/98
                                             -------------------------

                                        MEDICAL GROUP

                                        By: /s/ Karunyan Arulanantham
                                           ---------------------------

                                        Title:
                                              ------------------------

                                        Date:
                                             -------------------------

                               PACIFICARE OF CALIFORNIA

                         MEDICAL GROUP/IPA SERVICES AGREEMENT
                                  (SPLIT CAPITATION)

                                      EXHIBIT 1
                       MEDICAL GROUP FACILITIES AND HOSPITAL(S)
                (This EXHIBIT 1 is an integral part of this Agreement)

MEDICAL GROUP FACILITIES:
44469 10th Street West
Lancaster, CA 93534


HOSPITALS:
Antelope Valley Hospital Medical Center
1600 West Avenue J
Lancaster, CA 93534

MEDICAL GROUP SERVICE AREA:

        The geographic area within a thirty (30) mile radius of each of the above listed Medical Group Facilities. Such radius shall be determined by PacifiCare, based upon the shortest route using public streets and highways.

                               PACIFICARE OF CALIFORNIA

                         MEDICAL GROUP/IPA SERVICES AGREEMENT
                                  (SPLIT CAPITATION)

                                      EXHIBIT 2
                                 DELEGATED ACTIVITIES
                (This EXHIBIT 2 is an integral part of this Agreement)

This EXHIBIT 2 specifies those activities related to the UM Program, Credentialing and Claims Processing which PacifiCare has delegated to Medical Group and which Medical Group shall perform on behalf of PacifiCare.

SUMMARY OF CREDENTIALING, RECREDENTIALING AND PEER REVIEW STANDARDS AND REQUIREMENTS

The PacifiCare credentialing and recredentialing process is designed to provide ongoing verification of the credentials of Participating Providers and their ability to render specific patient care and treatment to Members within limits defined by licensure, education, experience, health status and judgment, thereby ensuring the competency of the physicians and other health care practitioners providing services within PacifiCare's health delivery system. The following outline is a summary of PacifiCare's credentialing, recredentialing and peer review standards and requirements. Detailed standards and requirements are set forth in the Provider Manual.

I.   PACIFICARE CREDENTIALING PROGRAM

     A.   PACIFICARE CREDENTIALING APPLICATION

          All individual Participating Providers ("Practitioners") must complete and submit PacifiCare's approved credentialing application to be considered for participation in PacifiCare's health delivery system. The credentialing application includes a release and authorization to review confidential credentialing information and an attestation regarding the correctness and completeness of the information submitted.

     B.   PACIFICARE CREDENTIALING STANDARDS

          PacifiCare has established credentialing standards sufficient to meet or exceed credentialing standards of Accreditation Organizations, and all Participating Providers must be credentialed according to these standards. PacifiCare's credentialing standards generally require the following of Practitioners, as defined by Accreditation Organizations:

          1. Obtaining and verifying for each Practitioner the following information from primary sources:

               (a)  a current valid license to practice medicine or osteopathy;

               (b) clinical privileges in good standing at the hospital designated by the practitioner as the primary admitting facility;
               (c)  a valid DEA or CDS certificate, as applicable;
               (d) graduation from medical school and completion of a residency, or board certification, as applicable;
               (e)  work history;
               (f) current adequate malpractice insurance as described in this Agreement and the Provider Manual; and
               (g)  professional liability claims history.

          2. Obtaining from each Practitioner a statement or attestation regarding physical and mental health status and lack of present illegal drug use, history of loss or limitation of medical license and/or felony convictions and history or loss or limitation of hospital clinical privileges or disciplinary activity;

          3. Requesting information concerning each Practitioner from the National Practitioner Data Bank and the California Medical Board and reviewing for previous sanction activity by Medicare and Medicaid.

          4. Reporting Practitioners to the California Medical Board as required by State law and to the National Practitioner Data Bank as required by the federal Health Care Quality Improvement Act.

     C.   APPROVAL AND TERMINATION OF PARTICIPATING PROVIDERS.

          Medical Group acknowledges and agrees: (i) that only Participating Providers who meet PacifiCare's credentialing standards shall be approved by PacifiCare to provide Covered Services to Members; and
          (ii) that PacifiCare retains the right, in its sole discretion, to approve or disapprove any Participating Provider to provide Covered Services to Members and to suspend or terminate any Participating Provider from continuing to provide Covered Services to Members at any time. Participating Providers who are disapproved by PacifiCare shall not provide Covered Services to PacifiCare Members.

          1.   NOTICE OF INITIAL CREDENTIALING

               Medical Group shall provide PacifiCare with written notice of each new Participating Provider credentialed by Medical Group at least thirty (30) days prior to the Participating Provider providing Covered Services to Members. New Participating Providers shall be deemed approved by PacifiCare at the end of such thirty (30) day period unless Medical Group is notified otherwise in writing.

          2.   NOTICE OF RECREDENTIALING

               Medical Group shall provide PacifiCare with written notice of Medical Group's determination within thirty (30) days following the recredentialing of each

               Participating Provider. Recredentialing of Participating Providers shall be deemed approved by PacifiCare unless Medical Group is notified otherwise in writing.

          3.   NOTICE OF TERMINATION OR SUSPENSION OF PARTICIPATING PROVIDERS.

               Medical Group shall take immediate action to terminate, suspend or otherwise prohibit a Participating Provider from providing Covered Services to Members in the following circumstances: (i) Participating Provider ceases to meet PacifiCare's credentialing standards or is disapproved by PacifiCare as provided in this Agreement; (ii) PacifiCare's or Medical Group's determination of serious deficiencies in the quality of care, professional competence or professional conduct of Participating Provider which affects or could adversely affect the health or welfare of Members; or (iii) upon receipt of written notice from PacifiCare demanding such action. Medical Group shall immediately and concurrently notify PacifiCare of Medical Group's actions hereunder.

     D.   APPROVAL OF MEDICAL GROUP FACILITIES.

          Medical Group acknowledges and agrees that: (i) PacifiCare's Credentialing Program includes standards for review and approval of the facilities and/or medical offices of Medical Group and Participating Providers where Covered Services shall be provided to Members; and (ii) PacifiCare retains the ultimate right, in its sole discretion, to approve or disapprove any Medical Group or Participating Provider facility or medical office.

          Medical Group agrees to inspect and audit the facilities or medical offices of its Participating Providers on a regular basis and to allow PacifiCare to participate in such inspections or audits upon request. Medical Group further agrees to permit and cooperate with PacifiCare, Accreditation Organizations and Governmental Agencies in periodic inspections and audits of Medical Group's or Participating Provider's facilities or medical offices as necessary for Accreditation Organizations' accreditation and compliance with State and Federal Law.

II.  PACIFICARE RECREDENTIALING PROGRAM

     A.   PACIFICARE RECREDENTIALING APPLICATION

          All Practitioners must complete and submit PacifiCare's approved recredentialing application to be considered for continued participation in PacifiCare's health delivery system. The recredentialing application includes an attestation regarding the correctness and completeness of the information submitted.

     B.   PACIFICARE RECREDENTIALING STANDARDS

          PacifiCare's recredentialing standards require the recredentialing of Practitioners at least once every two (2) years. Generally, PacifiCare's recredentialing standards require the following:

          1.   Reverifying from primary sources the information described in
               Section I.B.1 above, updated to insure current accuracy.

          2. Obtaining a current statement or attestation by each Practitioner regarding physical and mental health status and lack of present illegal drug use.

          3. Requesting information from the National Practitioner Data Bank and the California Medical Board and reviewing for previous sanction activity by Medicare and Medicaid.

          4. Conducting an appraisal of Practitioner's performance over the previous two (2) years, including reviewing data from quality management and utilization management reports, Member complaints, Member satisfaction surveys, practice pattern analyses and patient outcome studies.

          5. Conducting on-site visits and audits of offices and of medical record-keeping practices.

III.  PACIFICARE PEER REVIEW PROCESS

      PacifiCare conducts ongoing peer review of Practitioners in conjunction with the PacifiCare Quality Management Program and through the PacifiCare Quality Management Committee. PacifiCare's peer review standards and procedures generally require the following:

      A. Ongoing monitoring and evaluating of Practitioners and their performance of Covered Services under this Agreement to ensure continued compliance with applicable professional standards and PacifiCare's credentialing standards.

      B. Suspending or terminating Practitioners who no longer meet one or more of PacifiCare's credentialing criteria or for reasons related to deficiencies in quality of care, professional competence or conduct which could adversely affect the health and welfare of Members.

      C. Reporting to the California Medical Board and the National Practitioner Data Bank the suspension or termination of a Practitioner for reasons related to quality of care, professional competence or conduct, to the extent required by applicable law.

      D. Providing a fair process by which a Practitioner may appeal suspension or termination for reasons related to quality of care, professional competence or conduct, to the extent required by applicable law.

SUMMARY OF UTILIZATION MANAGEMENT PROGRAM STANDARDS AND REQUIREMENTS

PacifiCare both conducts and delegates to its contracting Medical Group's the responsibility for conducting utilization management and review activities. Those Medical Groups which have been determined by PacifiCare pursuant to its delegation assessment audit processes to be capable of assuming responsibility for performing utilization management and review activities according to PacifiCare's UM Program are required to comply with the requirements set forth herein. The following outline is a summary of PacifiCare's utilization management program standards and requirements. Detailed standards and requirements are set forth in the Provider Manual.

I.    MEDICAL GROUP WRITTEN UM PROGRAM.

      A documented description of Medical Group's UM Program which, at minimum, satisfies the standards and procedures required by PacifiCare's UM Program shall be provided by Medical Group to PacifiCare, for its review and approval, on or before the Commencement Date and at anytime thereafter upon PacifiCare's request or whenever a material modification to such documented UM Program is made by Medical Group. All delegated utilization management and review activities shall be performed by Medical Group in strict compliance with Medical Group's written UM Program as approved by PacifiCare.

II.   MEDICAL GROUP UTILIZATION MANAGEMENT COMMITTEE

      Medical Group shall maintain a Utilization Management Committee which shall meet as frequently as necessary but at least weekly to conduct and oversee utilization management activities.

III.  PACIFICARE STANDARDS FOR UTILIZATION REVIEW

      Medical Group represents and warrants that Medical Group's UM Program shall be administered in accordance with PacifiCare's UM Program standards and procedures established in accordance with utilization management standards of Accreditation Organizations and shall include, but is not limited to, the following:

      A. Medical Group will maintain a written UM Program description that sets forth delegated utilization management and review activities, in form and content acceptable to PacifiCare. Such UM Program description shall include, at a minimum, policies and procedures to evaluate medical necessity and criteria used, information sources, and the processes used to review and approve the provision of medical services to Members. The written UM Program must include a mechanism for reviewing and updating the UM Program description on a periodic basis, but no less than once annually, subject to PacifiCare's review and approval.

      B. Qualified medical professionals must supervise utilization review decisions relating to preauthorization and concurrent review. A physician must conduct a medical appropriateness review on any pre-authorization or concurrent review denial; Medical Group will use physician consultants from appropriate specialty areas of medicine and surgery who are certified by the applicable American Board of Medical Specialties for pre-authorization and concurrent review activities.

      C. Medical Group will adopt and implement a set of written utilization review decision protocols that are based on reasonable medical evidence. Criteria to determine appropriateness of Covered Services must be clearly documented and available, upon request, to Participating Providers. Medical Group will employ a mechanism for ascertaining the consistency of application of this criteria by reviewers and will implement a procedure for updating this review criteria on a periodic basis, but no less than once annually, subject to PacifiCare's review and approval.

      D. Medical Group will use best efforts, when conducting pre-authorization and concurrent review, to obtain all necessary information, including pertinent clinical information and a consultation with the treating physician, as appropriate.

      E. All UM Program decisions must be made in a timely manner, depending on the urgency of the situation.

      F. Reasons for preauthorization or concurrent denials must be clearly documented and available to Members and PacifiCare. All notifications to Members of denials must be in a format and content approved by PacifiCare and must include appeal process information.

      G. Medical Group will develop and implement, through the use of appropriate professionals, policies and procedures to evaluate the appropriate use of new medical technologies and new applications of established technologies, including medical procedures, drugs and devices. Criteria evaluated by Medical Group will include the review of information from appropriate government regulatory bodies and published scientific evidence.

      H. Medical Group must employ mechanisms to evaluate the effects of the UM Program, using Member satisfaction data, Participating Provider data and/or other appropriate means. Medical Group will also cooperate and comply with PacifiCare's mechanisms to evaluate the effectiveness of Medical Group's UM Program.

IV.   SUBMISSION OF DATA AND REPORTING OBLIGATIONS

      A.  AUTHORIZATIONS

          Medical Group must transmit all authorizations for Medically Necessary Covered Services for Members to PacifiCare in accordance with the requirements specified in the Provider Manual.

      B.  UTILIZATION DATA

          Medical Group must submit to PacifiCare utilization data pertaining to all Covered Services provided or arranged by Medical Group and Participating Providers to Members as described in this Agreement and the Provider Manual. Such utilization data includes all Member-specific encounter data reasonably required by PacifiCare to conduct utilization review and to comply with all reporting requirements of Governmental Agencies.

      C.  REPORTING OF EMERGENCY ROOM AND HOSPITAL ADMISSIONS

          Medical Group's utilization management personnel must report each working day, via telephone or facsimile transmission, all emergency room encounters and hospital admissions to PacifiCare's UM Department.

SUMMARY OF CLAIMS PROCESSING PROGRAM STANDARDS AND REQUIREMENTS

PacifiCare both performs and delegates to its contracting Medical Group the responsibility for processing claims. Those Medical Groups which have been determined by PacifiCare pursuant to its claim processing audit to be capable of assuming responsibility for performing claims processing activities according to PacifiCare's Claim Processing Program are required to comply with the requirements set forth herein.

I.    CLAIMS PROCESSING WRITTEN PROGRAM

      A documented description of Medical Group's Claim Processing Program which, at a minimum, satisfies the standards and procedures required by PacifiCare's Claim Processing Program shall be provided by Medical Group to PacifiCare, for PacifiCare's review and approval, on or before the Effective date of this Agreement and at anytime thereafter upon PacifiCare's request or whenever a material modification to such documented Claims Processing Program is made by Medical Group. All delegated claims processing activities shall be performed by Medical Group in strict compliance with Medical Group's written Claims Processing Program as approved by PacifiCare.

II.   PACIFICARE STANDARDS FOR CLAIMS PROCESSING

      Medical Group represents and warrants that Medical Group's Claim Processing Program shall be administered in accordance with PacifiCare's Claims Processing Program standards and procedures established in accordance with State and Federal law standards and shall include, but is not limited to, the following:

      A. All claims shall be processed within the earlier of the following time periods: (i) the time specified in the applicable agreement between Medical Group and its Participating Provider; (ii) forty five (45) working days of Medical Group's or any of its Participating Providers receipt of an uncontested claims for services provided to Commercial Medical Group Members; or (iii) the time period required by State and Federal Law for payment of claims.

      B. Medical Group shall notify Member of any contested claim(s) within the time periods identified above which states the portion of the claim that is contested and the specific reasons for contesting the claim.

      C. Medical Group shall have sufficient administrative capacity to carry out the requirements of this delegated function

      D. Medical Group shall have written procedures available to staff for review, including work flow charts and inventory data.

      E. Medical Group shall have an appropriate medical review process in place to review claims when necessary. Medical Group must participate, cooperate, and comply with PacifiCare for accessing medical records.

III.  PACIFICARE STANDARDS FOR CLAIMS PROCESSING REPORTING

      Medical Group shall provide PacifiCare periodic reports, questionnaire responses or other information required by PacifiCare or by State and Federal Agencies with respect to claims processing.

      A. The minimum requirements of the Medical Group's claims processing system claims tracking and data collection and reporting as specified in the Provider Manual.

      B. The minimum requirements of the Medical Group's claims processing system management reports and auditing tools as specified in the Provider Manual.

IV.   CLAIMS DENIALS AND APPEALS

      All claim denials with supporting documentation shall be provided to PacifiCare within five (5) working days of the issuance of the denial. Medical Group must notify the Member and the billing provider of any denials and must provide to the Member a statement of the right to appeal on approved by PacifiCare. PacifiCare shall be responsible for receiving and managing all appeals of Members.


PACIFICARE OF CALIFORNIA                MEDICAL GROUP

By:  /s/ CATHY BATTEER                  By: /s/ Karunyan Arulantham
   ---------------------------             ---------------------------

Title:  V P, Health Services            Title:
      ------------------------                ------------------------

Date:  1/27/98                          Date:
     -------------------------               -------------------------

                               PACIFICARE OF CALIFORNIA

                         MEDICAL GROUP/IPA SERVICES AGREEMENT
                                  (SPLIT CAPITATION)

                                      EXHIBIT 3
                                 PRODUCT ATTACHMENTS
                      VERIFICATION OF RECEIPT OF PROVIDER MANUAL
                            AND FORM SUBSCRIBER AGREEMENTS
                (This EXHIBIT 3 is an integral part of this Agreement)

MEDICAL GROUP NAME: SIERRA MEDICAL GROUP

VERIFICATION OF RECEIPT OF PROVIDER MANUAL AND SUBSCRIBER AGREEMENTS:

A copy of the PacifiCare Provider Policies and Procedures Manual and standard form Subscriber Agreements for each of the Managed Care Plans specified below has been provided to Medical Group by PacifiCare prior to the execution of this
Agreement:

By:
   -----------------------

Title:
      --------------------

Date:
     ---------------------

PRODUCT ATTACHMENTS:

The following attachments, when initialed by PacifiCare and Medical Group, are an integral part of this Agreement:

                                                PacifiCare     Medical Group

A -  PacifiCare Commercial Health Plan              CS               KA
                                                  ------           ------

B -  PacifiCare Commercial POS Health Plan          CS               KA
                                                  ------           ------

C -  Secure Horizons Health Plan                    CS               KA
                                                  ------           ------

D -  Secure Horizons POS Health Plan                CS               KA
                                                  ------           ------

                                 PRODUCT ATTACHMENT A

                          PACIFICARE COMMERCIAL HEALTH PLAN

This Product Attachment A, along with the Base Agreement, sets forth the specific terms and conditions which are applicable to the PacifiCare Commercial Health Plan, as defined below.

                                      ARTICLE 1
                                     DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the PacifiCare Commercial Health Plan, as described in this Product Attachment A. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1.1 COMMERCIAL PLAN PREMIUM is the premium received by PacifiCare each month for PacifiCare Commercial Plan Members, excluding amounts to pay broker and agent commissions/compensation, Premium taxes and premiums for Supplemental Benefits.

1.2 OPM AGREEMENT is the agreement between PacifiCare and the Federal Office of Personnel Management for the provision of Covered Services to persons enrolled in the PacifiCare Commercial Plan through their participation in the health benefits programs for federal employees and their dependents.

1.3 PACIFICARE COMMERCIAL PLAN is any and all of the various Managed Care Plans sold by PacifiCare to individuals (excluding individuals eligible for the PacifiCare Medicaid Plan and the Secure Horizons Health Plan) and employer groups, associations with employer group participation and unions which purchase benefits for their employees and their dependents.

1.4 COMMERCIAL PLAN MEMBERS are Medical Group Members enrolled in the PacifiCare Commercial Plan.

1.5 SUPPLEMENTAL BENEFITS are benefits offered under the PacifiCare Commercial Plan which require separate premium, in addition to the Commercial Plan Premium, as consideration for the additional benefits.

                                      ARTICLE 2
                               DUTIES OF MEDICAL GROUP

2.1 PROVISION OF COVERED SERVICES. Medical Group and its Participating Providers shall provide Covered Services to Commercial Plan Members pursuant to the terms of the Base Agreement and this Product Attachment A.

2.2 COMPLIANCE WITH OPM AGREEMENT. Medical Group shall comply with all requirements in the OPM Agreement which are applicable to Medical Group as a subcontractor of PacifiCare as a result of this Agreement. Without limiting the foregoing, Medical Group shall ensure that all provisions of the OPM Agreement which are applicable to Medical Group's Participating providers are included in Medical Group's subcontracts with its Participating Providers. A copy of the OPM Agreement shall be provided to Medical Group concurrent with the execution of this Agreement.

2.3 COMPLIANCE WITH SUBSCRIBER AGREEMENTS FOR PACIFICARE COMMERCIAL PLAN. Medical Group and its Participating Providers shall comply with all requirements in Subscriber Agreements for the PacifiCare Commercial Plan which are applicable to Medical Group. PacifiCare shall make good faith efforts to notify Medical Group of any such requirements that are not otherwise reflected in this Agreement.

                                      ARTICLE 3
                                     COMPENSATION

3.1 CAPITATION PAYMENTS FOR COMMERCIAL PLAN MEMBERS. Capitation Payments for Commercial Plan Members shall be [ ** ] of the Commercial Plan Premium per Commercial Plan Member per month, subject to the adjustments set forth in Article 5 of the Base Agreement and the adjustments set forth below in this Section.

     3.1.1 PREMIUM ADJUSTMENTS. The Commercial Plan Premium and benefits may be amended for each Subscriber Agreement upon the annual renewal date of each Subscriber Agreement at the sole discretion of PacifiCare.

     3.1.2 ADJUSTMENT FOR ISL PREMIUM. In calculating Capitation Payments due to Medical Group, PacifiCare shall deduct the ISL Premium amount set forth herein from the amounts otherwise due to Medical Group, unless PacifiCare has approved of Medical Group's opting out of PacifiCare's ISL Program.

     3.1.3 ADJUSTMENT FOR EXPERIENCE-RATED MANAGED CARE PLANS. Capitation Payments for Experience Rated Plans shall be calculated utilizing the following definitions and methodology:

            (i) An "Experience-Rated Plan" is a non-federally-qualified plan in which the Subscriber Group's premium is partially deferred or adjusted to reflect the actual medical costs incurred by Commercial Plan Members.

            (ii) The "Net Actuarial Experience Rate" shall mean a rate calculated by the same method used to determine premium for federally-qualified plans, except that trended claims and utilization data may be considered to determine expected medical costs and PacifiCare's administrative retention may be adjusted to reflect actuarial risk taken by the Subscriber Group instead of PacifiCare.

            (iii) For Experience-Rated Plans, Capitation Payments shall be calculated as a percent of the Net Actuarial Experience Rate rather than based on a percent of the Commercial Plan Premium. The Net Actuarial Experience Rate, like the Commercial Plan Premium, shall exclude broker and agent commissions, premium taxes and premiums for Supplemental Benefits.

3.2 INDIVIDUAL STOP LOSS PROGRAM. The ISL Deductible and ISL Premium for the PacifiCare Commercial Plan initially will be:

     (i)    ISL DEDUCTIBLE - Non-Applicable

     (ii)   ISL PREMIUM - Non-Applicable

3.3 COMMERCIAL HOSPITAL INCENTIVE PROGRAM. Medical Group and Hospital shall establish and maintain an annual Commercial Hospital Incentive Program for the PacifiCare Commercial Plan (the "CHIP"). The CHIP shall be designed to provide an incentive for efficient and effective use of Hospital Services, and shall be consistent with this Agreement and with State and Federal Law. A copy of the CHIP shall be attached to this Product Attachment A and incorporated herein. Medical Group shall provide PacifiCare with a copy of any and all revisions to the CHIP, which shall be deemed incorporated into this Agreement, and a copy of any and all reports and payment schedules prepared by Medical Group or Hospital relating to the CHIP. PacifiCare reserves the right to require that the CHIP be modified from time to time to comply with this Agreement and State and Federal Law.

3.4 COMMERCIAL PLAN PHARMACY INCENTIVE PROGRAM. PacifiCare shall establish and administer an annual Pharmacy Incentive Program for the PacifiCare Commercial Plan (the "PIP"). The PIP is designed to provide an incentive for efficient and effective use of Outpatient Pharmacy Supplemental Benefits for Commercial Plan Members. The PIP shall be calculated as follows:

     3.4.1 OUTPATIENT PHARMACY SUPPLEMENTAL BENEFITS shall be the benefits made available by PacifiCare under the PacifiCare Supplemental Pharmacy Benefit, as defined in the applicable Subscriber Agreement.

     3.4.2 PIP BUDGET shall equal [ ** ] of the premium received by PacifiCare for Outpatient Pharmacy Supplemental Benefits for Commercial Plan Members. The PIP Budget shall be retained by PacifiCare for purposes of administering the PIP.

     3.4.3 PIP EXPENSE shall equal the actual or valued expenses incurred for the provision of Outpatient Pharmacy Supplemental Benefits during the applicable period, less amounts received from pharmacy rebates and third parties as the result of coordination of benefits and third party recoveries.

     3.4.4 PIP SURPLUS. In the event the PIP Expense is less than the PIP Budget, [ ** ] of the surplus shall be allocated to Medical Group.

     3.4.5 PIP DEFICIT. In the event that the PIP Expense is greater than the PIP Budget, [ ** ] of the deficit shall be allocated to Medical Group.

                                      ARTICLE 4
                         DIVISION OF FINANCIAL RESPONSIBILITY
                    (PacifiCare Commercial & Secure Horizons Plan)

The following matrix outlines the division of financial responsibility between PacifiCare, Medical Group and Hospital, the intent being to clarify Covered Services categories in order to provide for accurate administration. The matrix serves as a model under which broad Covered Service categories suggest the appropriate financial responsibility for Covered Services not specifically listed. The applicable Subscriber Agreement should be consulted for an accurate and complete description of Covered Services and the Provider Manual for administrative clarification.

-----------------------------------------------------------------------------------------------------------------------
                      SERVICE DESCRIPTION                                       MED GRP         HOSP       PACIFICARE
-----------------------------------------------------------------------------------------------------------------------
Allergy - Serum *
Allergy - Testing & Tx
Ambulance (Air and Ground)
Amniocentesis / Genetic Testing
Anesthesiology - IP & OP
Biofeedback (Medically Necessary) - OP
Blood & Plasma - Admin/Processing
Chemical Dependency (Detox) - Facility
Chemical Dependency (Detox) - Professional
Chemical Dependency (Rehab) - IP &
 OP - Prof & Fac (Commercial) *
Chemical Dependency (Rehab) - IP & OP - Facility (Secure Horizons)
Chemical Dependency (Rehab) - IP & OP - Professional (Secure Horizons)
Chemotherapy Drugs - IP & OP - Inject/Oral
Chemotherapy - IP & OP - Professional
Chiropractic - Medical
Chiropractic - Supplemental *
Circumcision
Contact Lenses - Cataract/Intraocular                                                        [  **  ](1)
Diagnostic Imaging and Tests - Op - Facility
Diagnostic Imaging and Tests - OP - Professional
DME - IP
DME - OP
Emergency Room - Facility
Emergency Room - Professional
Endoscopic Studies - OP - Facility
Endoscopic Studies - IP & OP - Professional
Family Planning - Abortions - Facility
Family Planning - Abortions - Professional
Family Planning - Contraceptive Devices - Prescription *
Family Planning - Contraceptive Devices - Non Prescription
 (eg. Norplant/IUD) *
Family Planning - Contraceptive Devices - Insertion
Family Planning - GIFT/ZIFT/IVF - Prof & Fac *
Family Planning - Infertility procedures - Facility
Family Planning - Infertility testing - Professional
Family Planning - Sterilization - Facility
Family Planning - Sterilization - Professional
Fetal monitoring - OP - Prof & Fac
Health Education
Health Eval/Physical
Hearing Aids/Molds *
Hearing screening (Audio Logic Evaluation)
Hemodialysis / Dialysis - IP - Facility
Hemodialysis / Dialysis - IP & OP - Professional
Hemodialysis / Dialysis - OP - Facility
Home Health Care
Home Infusion Therapy
Hospice Services (Commercial)
Hospice Services (Secure Horizons) **


(1) All references to division of responsibility have been deleted.

-----------------------------------------------------------------------------------------------------------------------
                  SERVICE DESCRIPTION                                           MED GRP          HOSP       PACIFICARE
-----------------------------------------------------------------------------------------------------------------------
Hospital Based Physicians Interpretative Service Incl. Radiology
 and Pathology
Hospitalization IP Services - Facility
Immunizations & Inoculations (Medically Necessary)
Injectables - Administered in Physician Office
Injectables- Self Administered *
Laboratory/Pathology - IP - Facility
Laboratory/Pathology - IP & OP - Professional
Laboratory/Pathology - OP - Facility
Lithotripsy - IP & OP - Facility
Lithotripsy - IP & OP - Professional
Med/Surg Supplies (casts, splints, bandages) - Office
Medication - Prescription *
Mental Health - Crisis Intervention
Mental Health - IP & OP - Prof & Fac (Commercial) *
Mental Health - IP & OP - Facility (Secure Horizons)
Mental Health - IP & OP - Professional (Secure Horizons)
Observation Room
Oral Surgery / Dental Services - Accident & Injury Only - Facility
Oral Surgery / Dental Services - Accident & Injury Only - Professional
Ostomy / Colostomy Supplies (See OP DME)
Out of Area - Facility
Out of Area - Professional
Outpatient Surgery - Facility
Outpatient Surgery - Professional                                                               [  **  ](1)
Physician Services (All Professional Services)
Prosthetics / Orthotics (See OP DME)
Prosthetics - Surgical Implants
Radiation therapy - IP & OP - Facility
Radiation therapy - IP & OP - Professional
Radiology - IP - Facility
Radiology - IP & OP - Professional
Radiology - OP - Facility
Reconstructive Surgery - IP & OP - Facility
Reconstructive Surgery - IP & OP - Professional
Rehabilitation - Cardiac/OT/PT/RT/ST - IP - Facility
Rehabilitation - Cardiac/OT/PT/RT/ST - IP - Professional
Rehabilitation - Cardiac/OT/PT/RT/ST - OP - Prof & Fac
Skilled Nursing Facility
Sleep Studies - OP - Prof & Fac
TMJ - Evaluation (excludes dental exams/treatment)
Transfusions - IP & OP - Facility
Transplants - Facility
Transplants - Professional
Urgent Care
Vision (Eye Exam, Refraction and Medical Treatment)
Vision Care - Contact Lenses/Frames (non-cataract) (Commercial) *
Vision Care - Contact Lenses/Frames (non-cataract) (Secure Horizons)

*  If member has benefit
** Opt-out to Medicare benefit for Hospice

(1) All references to division of responsibility have been deleted.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment A.


                                   PACIFICARE OF CALIFORNIA

                                   By:  /s/ Cathy Batteer
                                      ---------------------------

                                   Title:  VP, Health Services
                                         ------------------------

                                   Date:  1/27/98
                                        -------------------------

                                   MEDICAL GROUP

                                   By: /s/ Karunyan Arulanantham
                                      ---------------------------

                                   Title:
                                         ------------------------

                                   Date:
                                        -------------------------

                                 PRODUCT ATTACHMENT B

                     PACIFICARE COMMERCIAL POINT-OF-SERVICE PLAN

This Product Attachment B, along with Product Attachment A and the Base Agreement, sets forth the terms and conditions which are applicable to the PacifiCare Commercial Point-of-Service Plan, as defined below.

                                      ARTICLE 1
                                     DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the PacifiCare Commercial Point-of-Service Plan, as described in this Product Attachment B. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1.1 IN-NETWORK SERVICES are Covered Services which are (a) provided or arranged by Medical Group pursuant to the PacifiCare Commercial Plan; (b) received from a non-contracting Provider following an authorization from Medical Group; (c) Emergency Services and (d) Urgently Needed Services.

1.2 OUT-OF-NETWORK SERVICES are Covered Services, excluding Emergency Services and Urgently Needed Services, which are received without the prior authorization of Medical Group.

1.3 PACIFICARE COMMERCIAL POINT-OF-SERVICE ("POS") PLAN is any PacifiCare Commercial Plan, as defined in Product Attachment A, under which Members are entitled to coverage for both In-Network Services and Out-of-Network Services.

1.4 COMMERCIAL POS PLAN MEMBERS are Medical Group Members enrolled in the PacifiCare Commercial POS Plan.

1.5 POS PLAN PREMIUM is the sum of the In-Network Premium and the Out-of-Network Premium, as defined below:

     1.5.1 IN-NETWORK PREMIUM is the Commercial Plan Premium, as defined in Product Attachment A, billed or accounted for by PacifiCare for coverage of In-Network Services under the PacifiCare Commercial POS Plan.

     1.5.2 OUT-OF-NETWORK PREMIUM is the Commercial Plan Premium, as defined in Product Attachment A, billed or accounted for by PacifiCare (or an insurance company or self-insured employer which has assumed the risk for the Out-of-Network Services), for coverage of Out-of-Network Services under the PacifiCare Commercial POS Plan.

                                      ARTICLE 2
                               DUTIES OF MEDICAL GROUP

2.1 COVERED SERVICES. Medical Group and its Participating Providers shall provide or arrange Covered Services to Commercial POS Plan Members under same terms and conditions as Commercial Plan Members.

2.2 RECIPROCITY: REIMBURSEMENT FOR OUT-OF-NETWORK SERVICES. If any of Medical Group's Participating Providers provides Out-of-Network Services to a Commercial POS Plan Member, such Medical Group Participating Provider shall bill PacifiCare or the payor responsible for payment for Out-of-Network Services for such services and agrees to accept full payment at the Cost of Care. Neither Medical Group nor its Participating Providers shall encourage Members to receive Covered Services from non-Participating Providers. Medical Group shall include the requirements of this Section in all subcontracts with its Participating Providers.

                                      ARTICLE 3
                                     COMPENSATION

3.1 CAPITATION PAYMENTS FOR COMMERCIAL POS PLAN MEMBERS. For Commercial POS Plan Members, PacifiCare will pay Medical Group [ ** ] of the Capitation Payment for Commercial Plan Members, subject to the adjustments set forth in Article 5 of the Base Agreement and Section 3.1 of Product Attachment A. Capitation Payments for Commercial POS Plan Members will be based on a percentage of the In-Network Premium only. The payment described in this
     Section is payment in full for In-Network Services, except for Copayments, coordination of benefits, third party recoveries and payments under the PacifiCare POS Control Program set forth below.

3.2 COMMERCIAL POS CONTROL PROGRAM. PacifiCare shall establish and administer an annual Control Program for the PacifiCare Commercial Point-of-Service Plan ("Commercial POS Control Program"). The Commercial POS Control Program is designed to provide an incentive to control Out-of-Network Services, and shall be calculated in accordance with the following provisions.

     3.2.1 DEFINITIONS. The following terms shall have the meaning attributed below for purposes of the Commercial POS Control Program.

               (i) POS PLAN BUDGET shall equal [ ** ] of In-Network Premium plus [ ** ] of Out-of-Network Premium.

               (ii)  OUT-OF-NETWORK COSTS shall mean the following:

                     claims paid for Out-of-Network Services incurred during the current period, calculated at the actual amount paid; PLUS claims paid for Out-of-Network Services incurred but not included in prior period Commercial POS Control Program calculations, calculated at the actual amount paid; MINUS third party liability and coordination of benefit recoveries for Out-of-Network Services that are received during the period of calculation.

              (iii) BUDGET SURPLUS. The amount, if any, by which the POS Plan Budget exceeds the Out-of-Network Costs for any calendar year.

               (iv) BUDGET DEFICIT. The amount, if any, by which the Out-of-Network Costs exceeds the POS Plan Budget for any calendar year.

               (v) CAPITATION RESTORATION AMOUNT. The difference between (a) the actual capitation paid to Medical Group or Hospital for Commercial POS Plan Members for the relevant contract year and (b) the amount Medical Group or Hospital would have received if Medical Group's Capitation Payments for Commercial POS Plan Members had been determined by multiplying the percentage set forth in Section 3.1 of Product Attachment A by the In-Network Premium. The Capitation Restoration Amount shall be calculated separately for Medical Group and Hospital.

     3.2.2 DOCUMENTATION. PacifiCare shall provide Medical Group with a list of Out-of-Network claim payments in support of computation and accuracy of Out-of-Network Costs, third party liability and coordination of benefit recoveries, assumptions and data supporting the POS Plan Budget, the Budget Surplus, and the Budget Deficit and the Capitation Restoration Amount.

     3.2.3 BUDGET SURPLUS RECONCILIATION. Medical Group and Hospital shall each receive [ ** ] of the Budget Surplus, until such time as either Hospital or Medical Group has received the applicable Capitation Restoration Amount. Additional Budget Surplus amounts shall be paid to the party whose capitation has yet to be restored until that party has received the applicable Capitation Restoration Amount. If the Budget Surplus exceeds the Capitation Restoration Amount for both Hospital and Medical Group, then PacifiCare, Hospital and Medical Group shall each be entitled to [ ** ] of the remaining Budget Surplus.

     3.2.4 BUDGET DEFICIT RECONCILIATION. In the event of a Budget Deficit, neither Medical Group nor Hospital shall be responsible for making any payments under the PacifiCare POS Control Program. However, [ ** ] of the Budget Deficit amount shall be considered a Medical Group obligation for purposes of offsetting surpluses under other incentive programs under the Agreement.

3.3 ADJUSTMENT OF RATES. Capitation Payments for Commercial POS Plan Members and the POS Plan Budget may be prospectively adjusted on an annual basis to reflect actual experience under the PacifiCare Commercial POS Plan; provided, however, that in no event shall the amount of any increase or decrease to such Capitation Payments be greater than [ ** ] in any given year.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment B.

                                   PACIFICARE OF CALIFORNIA

                                   By:  /s/ Cathy Batteer
                                      ---------------------------

                                   Title:  VP, Health Services
                                         ------------------------

                                   Date:  1/27/98
                                        -------------------------

                                   MEDICAL GROUP

                                   By: /s/ Karunyan Arulanantham
                                      ---------------------------

                                   Title:
                                         ------------------------

                                   Date:
                                        -------------------------

                                 PRODUCT ATTACHMENT C

                             SECURE HORIZONS HEALTH PLAN

This Product Attachment C, along with the Base Agreement, sets forth the terms and conditions which are applicable to the Secure Horizons Health Plan, as defined below.

                                      ARTICLE 1
                                     DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the Secure Horizons Health Plan, as described in this Product Attachment C. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1.1 HCFA is the Health Care Financing Administration, an administrative agency of the United States Government, responsible for administering the Medicare program.

1.2   HCFA AGREEMENT is the Medicare-risk contract between PacifiCare and HCFA.

1.3 MEDICARE is the Hospital Insurance Plan (Part A) and the Supplementary Medical Insurance Plan (Part B) provided under Title XVIII of the Social Security Act, as amended.

1.4 MONTHLY HCFA PAYMENT is the revenue received by PacifiCare each month from HCFA, as determined by HCFA, for providing Covered Services to Secure Horizons Members.

1.5 SECURE HORIZONS HEALTH PLAN is the prepaid health plan operated by PacifiCare pursuant to the HCFA Agreement which provides Covered Services to individuals (including retirees) eligible to receive Medicare benefits.

1.6 SECURE HORIZONS MEMBERS are Medical Group Members enrolled in the Secure Horizons Health Plan.

1.7 SECURE HORIZONS REVENUE is the Monthly HCFA Payment for Medical Group Members enrolled in the Secure Horizons Health Plan, less amounts used to fund the Market Specific Benefit Program (as defined below).

                                      ARTICLE 2
                               DUTIES OF MEDICAL GROUP

2.1 COMPLIANCE WITH HCFA AGREEMENT AND FEDERAL MEDICARE LAW. Medical Group shall comply with all requirements in the HCFA Agreement which are applicable to Medical Group as a subcontractor of PacifiCare as a result of this Agreement. Without limiting the foregoing, Medical Group shall ensure that all provisions of the HCFA Agreement which are applicable to Medical Group's Participating Providers as a subcontractor of PacifiCare are included in Medical Group's subcontracts with its Participating Providers. A copy of the HCFA Agreement shall be made available to Medical Group concurrent with the execution of this Agreement. Medical

      Group and its Participating Providers shall comply with Title XVIII of the Social Security Act and the regulations adopted thereunder by HCFA for the Medicare program.

2.2 MEDICARE PARTICIPATION STANDARDS. Medical Group shall require that all of its Participating Providers who provide services to Secure Horizons Members meet the standards for participation and all applicable requirements for providers of health care services under the Medicare program. In addition, Medical Group shall require that all facilities and offices utilized by Medical Group and its Participating Providers to provide or arrange Covered Services to Secure Horizons Members shall comply with facility standards established by HCFA.

2.3 CONFIDENTIALITY OF MEDICAL RECORDS. Medical Group shall establish and maintain procedures and controls so that no information contained in its records or obtained from HCFA or from others in carrying out the terms of this Agreement shall be used by or disclosed by it, its agents, officers, or employees except as provided in Section 1106 of the Social Security Act, as amended, and regulations prescribed thereunder.

2.4 SITE EVALUATIONS: RIGHT TO INSPECT. Medical Group shall permit the United States Department of Health and Human Services or its designated representatives, to conduct periodic site evaluations of Medical Group's facilities, offices, equipment, medical records of Secure Horizons Members, and all phases of professional and ancillary medical care provided to Secure Horizons Members by Medical Group and its Participating Providers. Such site evaluation may include inspection and audit of books, documents, papers and records relating to any aspect of Covered Services provided to Secure Horizons Members and determinations of amounts payable under this Agreement, as required by law. The right of the United States Department of Health and Human Services to inspect, evaluate and audit shall extend through three (3) years from the date of the final settlement between PacifiCare and an agency thereof. Medical Group and its Participating Providers shall comply with any requirements or directives issued by Government Agencies as a result of such site evaluation, inspection and/or audit.

2.5 SUBMISSION OF DATA. Medical Group shall cooperate with PacifiCare in submitting to the Secretary of Health and Human Services statistical data pertaining to Covered Services provided by Medical Group, enrollment and disenrollment data and any other reports the Secretary may reasonably require to carry out its functions under the Medicare program.

2.6 ADVANCE DIRECTIVES. Medical Group shall document all Secure Horizons Member patient records with respect to the existence of an Advance Directive in compliance with the Patient Self-Determination Act (Section 4751 of the Omnibus Reconciliation Act of 1990), as amended, and other appropriate laws. For purposes of this Agreement, an Advance Directive is a Member's written instructions, recognized under State law, relating to the provision of health care when the Member is not competent to make health care decisions as determined under State law. Examples of Advance Directives are living wills and durable powers of attorney for health care.

2.7 NON-DISCRIMINATION. Medical Group understands that HCFA requires compliance with the provisions of this Section as a condition for participation in the Secure Horizons Health Plan. Medical Group and its Participating Providers shall not unlawfully discriminate against any of their employees or applicants for employment or against any Members on the basis of race, color, creed, national origin, ancestry, religion, sex, marital status, age (except as provided by law), or physical or mental handicap. Medical Group and its Participating Providers shall ensure that the evaluation and treatment of their employees and applicants for employment and of Members are free of such discrimination. Medical Group and its Participating Providers shall comply with Title VI of the Civil Rights Act of 1964, as amended
      (42 U.S.C. Section 2000d et. seq.), Section 504 of the Rehabilitation
      Act of 1973, as amended (29 U.S.C. Section 794) and the regulations thereunder, Title IX of the Education Amendments of 1972, as amended
      (20 U.S.C. Section 1681 et. seq.), the Age Discrimination Act of 1975, as amended (42 U.S.C. Section 6101 et. seq.), Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended (42 U.S.C. Section 9849), the Americans With Disabilities Act (PL. 101-365) and all implementing regulations, guidelines and standards as are now or may be lawfully adopted under the above statutes.

2.8 TERMINATION OF HCFA AGREEMENT. In the event the HCFA Agreement is terminated or not renewed, the provisions of this Agreement relating to the Secure Horizons Health Plan shall automatically terminate unless otherwise agreed by HCFA and PacifiCare.

                                      ARTICLE 3
                                     COMPENSATION

3.1 CAPITATION PAYMENTS FOR SECURE HORIZONS MEMBERS. Capitation Payments for Secure Horizons Members shall be [ ** ] of the Secure Horizons Revenue per Secure Horizons Member per month, subject to the adjustments set forth in Article 5 of the Base Agreement.

      3.1.1 ADJUSTMENT FOR ISL PREMIUM. In calculating Capitation Payments due to Medical Group, PacifiCare shall deduct the ISL Premium amount set forth herein from the amounts otherwise due to Medical Group, unless PacifiCare has approved of Medical Group's opting out of PacifiCare's ISL Program.

3.2 INDIVIDUAL STOP LOSS PROYAM. The ISL Deductible and ISL Premium for the Secure Horizons Health Plan initially will be:

      (i) ISL DEDUCTIBLE - NOT APPLICABLE dollars per Secure Horizons Member per calendar year.

      (ii)     ISL PREMIUM - NOT APPLICABLE percent of Secure Horizons Revenue.

3.3 MARKET-SPECIFIC BENEFIT PROGRAM. PacifiCare may establish, at its sole discretion, an annual Market-Specific Benefit Program (the "MSBP"). The MSBP is designed to provide an incentive to control costs for certain additional benefits (the "MSBP Benefits") offered to Secure Horizons Members, as defined in the applicable Subscriber Agreement, for the purpose of enhancing the marketability of the Secure Horizons Health Plan. The MSBP may include the following additional benefits and may be amended from time to time by PacifiCare to reflect changes in the benefits:

          Dental Benefits

          Immunosuppressive Drugs
          Outpatient Pharmacy Benefits
          Respite Care

      PacifiCare shall retain [ ** ] of the Monthly HCFA Payment (the "MSBP Budget") for purposes of funding and administering the MSBP. The MSBP shall be calculated as follows:

      3.4.1 MSBP BENEFITS shall be the additional benefits listed above in this Section and made available under the Secure Horizons Health Plan as defined in the applicable Subscriber Agreement.

      3.4.2 MSBP EXPENSE shall equal the actual or valued expenses incurred for the provision of MSBP Benefits during the applicable period, less amounts received from pharmacy rebates (in the case of Outpatient Pharmacy Benefits) and third parties as the result of coordination of benefits and third party recoveries.

      3.4.3 MSBP SURPLUS. In the event the MSBP Expense is less than the MSBP Budget, [ ** ] of the surplus shall be allocated to the Medical Group, but not more than [ ** ] of the MSBP Budget for the calendar year.

      3.4.4 MSBP DEFICIT. In the event the MSBP Expense is greater than the MSBP Budget, [ ** ] of the deficit shall be allocated to the Medical Group, but not more than [ ** ] of the MSBP Budget for the calendar year.

      3.4.5 SETTLEMENTS. The calculations in this Section and settlements shall be performed in accordance with the procedures specified in
               Article 5 of the Base Agreement.

3.5   COLLECTION OF CHARGES FROM THIRD PARTIES WHEN MEDICARE IS NOT THE
      PRIMARY, PAYOR. Medical Group shall accept Capitation Payments from PacifiCare as payment in full for Covered Services provided to Secure Horizons Members; provided, however, when Medicare is not the primary payor for Covered Services, such as when the Secure Horizons Member is entitled to payment from another third party or for payment for a workers' compensation claim, or from other primary insurance coverage maintained by Secure Horizons Member, Medical Group shall make no demand upon PacifiCare for reimbursement under the Individual Stop Loss Program until all primary sources of payment have been pursued and it is determined that full payment cannot be obtained within ten (10) months from the date of the provision of Covered Services.

                                      ARTICLE 4
                         DIVISION OF FINANCIAL RESPONSIBILITY
                                  (Secure Horizons)

The following matrix outlines the division of financial responsibility between PacifiCare, Medical Group and Hospital, the intent being to clarify Covered Services categories in order to provide for accurate administration. The matrix serves as a model under which broad Covered Service categories suggest the appropriate financial responsibility for Covered Services not specifically listed. The

Secure Horizons Member's Subscriber Agreement should be consulted for an accurate and complete description of Covered Services.

The Division of Financial Responsibility for the PacifiCare Commercial Health Plan set forth in Product Attachment A shall also apply to the Secure Horizons Health Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment C.

                                   PACIFICARE OF CALIFORNIA

                                   By:  /s/ Cathy Batteer
                                      ---------------------------

                                   Title:  VP, Health Services
                                         ------------------------

                                   Date:  1/27/98
                                        -------------------------

                                   MEDICAL GROUP

                                   By: Karunyan Arulanantham
                                      ---------------------------

                                   Title:
                                         ------------------------

                                   Date:
                                        -------------------------

                                 PRODUCT ATTACHMENT D

                        SECURE HORIZONS POINT-OF-SERVICE PLAN

This Product Attachment D, along with Product Attachment C and the Base Agreement, sets forth the terms and conditions which are applicable to the Secure Horizons Point-of-Service Plan, as defined below.

                                      ARTICLE 1
                                     DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the Secure Horizons Point-of-Service Plan, as described in this Product Attachment
D. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1.1 SECURE HORIZONS POINT-OF-SERVICE ("POS") PLAN are various Secure Horizons Plans, as defined in Product Attachment C, under which Members are entitled to coverage for both In-Network Services and Out-of-Network Services.

1.2 IN-NETWORK SERVICES are Covered Services which are (a) provided or arranged by Medical Group pursuant to the Secure Horizons Health Plan;
      (b) received from a non-Participating Provider following an authorization from Medical Group; (c) Emergency Services; and (d) Urgently Needed Services.

1.3 OUT-OF-NETWORK SERVICES are the Covered Services, excluding Emergency Services and Urgently Needed Services, which are received without the prior authorization of Medical Group.

1.4 SECURE HORIZONS POS MEMBERS are Medical Group Members enrolled in the Secure Horizons POS Plan.

1.5 SECURE HORIZONS POS MEMBER PREMIUM is a monthly charge to Secure Horizons POS Members for the Secure Horizons POS Plan.

                                      ARTICLE 2
                               DUTIES OF MEDICAL GROUP

2.1 COVERED SERVICES. Medical Group shall provide or arrange Covered Services to Secure Horizons POS Members under same terms and conditions applicable to Secure Horizons Members.

2.2 RECIPROCITY; REIMBURSEMENT FOR OUT-OF-NETWORK SERVICES. If any of Medical Group's Participating Providers provides Out-of-Network Services to a Secure Horizons POS Member, such Participating Provider shall bill PacifiCare or the payor responsible for payment for Out-of-Network Services for such services and agrees to accept full reimbursement at the Cost of Care. Neither Medical Group nor its Participating Providers shall encourage Members to receive Covered Services from non-Participating Providers. Medical Group shall include the requirements of this Section in all subcontracts with Medical Group's Participating Providers.

                                      ARTICLE 3
                                     COMPENSATION

3.1 CAPITATION PAYMENTS FOR SECURE HORIZONS POS MEMBERS. For Secure Horizons POS Members, PacifiCare will pay Medical Group [ ** ] of the Capitation Payment for Secure Horizons Members, as set forth in Product Attachment C subject to the adjustments set forth in Article 5 of the Base Agreement. Medical Group's Capitation Payment for Secure Horizons POS Members will be based on a percentage of the Secure Horizons Revenue. The payment described in this Section is payment in full for In-Network Services, except for Copayments, coordination of benefits, third party recoveries and payments under the Secure Horizons POS Control Program set forth below.

3.2 SECURE HORIZONS POS CONTROL PROGRAM. PacifiCare shall establish and administer an annual Control Program for the Secure Horizons POS Plan (the "Secure Horizons POS Control Program"). The Secure Horizons POS Control Program is designed to provide an incentive to control Out-of-Network Services, and shall be calculated in accordance with the following provisions.

      3.2.1 DEFINITIONS. The following terms shall have the meaning attributed below for purposes of the Secure Horizons POS Control Program.

               (i) SECURE HORIZONS POS BUDGET shall equal [ ** ] of the Capitation Payment for Secure Horizons Members, as set forth in Product Attachment C, subject to the adjustments set forth in Sections 5.1.3 and 5.4 of the Base Agreement.

               (ii)  OUT-OF-NETWORK COSTS shall mean the following:

                     claims paid for Out-of-Network Services incurred during the current period, calculated at the actual amount paid; PLUS claims paid for Out-of-Network Services incurred but not included in prior period Secure Horizons POS Control Program calculations, calculated at the actual amount paid; MINUS third party liability and coordination of benefit recoveries for Out-of-Network Services that are received during the period of calculation.

               (iii) BUDGET SURPLUS. The amount, if any, by which the Secure
                     Horizons POS Plan Budget exceeds the Out-of-Network Costs for any calendar year.

               (iv) BUDGET DEFICIT. The amount, if any, by which the Out-of-Network Costs exceeds the Secure Horizons POS Plan Budget for any calendar year.

      3.2.2 DOCUMENTATION. PacifiCare shall provide Medical Group with a list of Out-of-Network claim payments in support of the computation and accuracy of Out-of-Network Costs, third party liability and coordination of benefit recoveries, assumptions and data supporting the Secure Horizons POS Budget, the Budget Surplus and the Budget Deficit.

      3.2.3 BUDGET SURPLUS RECONCILIATION. In the event of a Budget Surplus, Medical Group and Hospital shall share the surplus as follows:

               (i) Medical Group's distribution shall equal a percentage in which the numerator is the Capitation Payments the Medical Group would have received if the Secure Horizons POS Members were enrolled in the Secure Horizons Plan (the "Medical Group Secure Horizons Plan Capitation") and the denominator is the sum of the Medical Group Secure Horizons Plan Capitation and the Capitation Payments Hospital would have received if the Secure Horizons POS Plan Members were enrolled in the Secure Horizons Plan (the "Hospital Secure Horizons Plan Capitation").

               (ii) The Hospital's distribution shall equal a percentage in which the numerator is the Hospital Secure Horizons Plan Capitation and the denominator is the sum of the Medical Group Secure Horizons Plan Capitation and the Hospital Secure Horizons Plan Capitation.

      3.2.4 BUDGET DEFICIT RECONCILIATION. In the event of a Budget Deficit, neither Medical Group nor Hospital shall be responsible for making any payments under the PacifiCare POS Control Program. However [ ** ] of the Budget Deficit amount shall be considered a Medical Group obligation for purposes of offsetting surpluses under other incentive programs under the Agreement.

3.3 ADJUSTMENT OF RATES. Capitation Payments for Secure Horizons POS Members and the Secure Horizons POS Budget may be prospectively adjusted to reflect actual experience under the Secure Horizons POS Plan; provided, however, that in no event shall the amount of any increase or decrease to such Capitation Payments be greater than [ ** ] points in any given year.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment D.

                                   PACIFICARE OF CALIFORNIA

                                   By:  /s/ Cathy Batteer
                                      ---------------------------

                                   Title:  VP, Health Services
                                         ------------------------

                                   Date:  1/27/98
                                        -------------------------

                                   MEDICAL GROUP

                                   By: /s/ Karunyan Arulanantham
                                      ---------------------------

                                   Title:
                                         ------------------------

                                   Date:
                                        -------------------------